UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.   )
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Kewaunee Scientific Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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KEWAUNEE SCIENTIFIC CORPORATION
2700 West Front Street
Statesville, North Carolina 28677-2927
Thomas D. Hull III
President and
Chief Executive Officer
July 6, 2023
TO OUR STOCKHOLDERS:
You are cordially invited to attend the Annual Meeting of Stockholders of Kewaunee Scientific Corporation (the “Company”), which will be held via a live webcast at www.virtualshareholdermeeting.com/KEQU2023, on August 23, 2023, at 11:00 A.M. Eastern Time.
During the meeting, management will review with you the Company’s past year’s performance and the major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations. We hope you will be able to join us.
To ensure that your shares are represented during the meeting, please vote your shares as soon as possible. The proxy is revocable and will not affect your right to vote at the meeting if you are able to participate in the virtual meeting. YOUR VOTE IS IMPORTANT!
The Company’s 2023 Annual Report to Stockholders accompanies the attached Proxy Statement.
Sincerely yours,

KEWAUNEE SCIENTIFIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on
August 23, 2023
The Annual Meeting of Stockholders of Kewaunee Scientific Corporation will be held virtually via a live webcast at www.virtualshareholdermeeting.com/KEQU2023, on August 23, 2023, at 11:00 A.M. Eastern Time. You will be able to attend the meeting online and submit questions during the meeting by visiting the website above. You will also be able to vote your shares electronically at the Annual Meeting. The meeting will be held online only, and will be for the purpose of considering and acting upon the following:
(1)	To elect three Class I directors;
(2)	To ratify the appointment of the independent registered public accounting firm of FORVIS, LLP as the Company’s independent auditors for fiscal year 2024;
(3)	To approve, on an advisory basis, the compensation of our named executive officers;
(4)	To approve the Kewaunee Scientific Corporation 2023 Omnibus Incentive Plan; and
(5)	To transact such other business as may properly come before the meeting.
We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the internet. We believe that this e-proxy process lowers our costs and reduces the environmental impact of our Annual Meeting. On or about July 6, 2023, we began mailing to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and how to vote online. Certain other stockholders have elected to receive the proxy materials by mail.
Stockholders of record at the close of business on June 26, 2023, will be entitled to vote at the meeting. A list of stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at our principal executive offices for a period of 10 days prior to the meeting and during the meeting at www.virtualshareholdermeeting.com/KEQU2023.
It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to participate in the virtual meeting in person, we urge you to vote your shares as soon as possible. Instructions for voting are included in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials.
DONALD T. GARDNER III
Secretary
July 6, 2023

KEWAUNEE SCIENTIFIC CORPORATION
PROXY STATEMENT
The proxy that accompanies this Proxy Statement is solicited by the Board of Directors of Kewaunee Scientific Corporation (the “Company”) for use at the annual meeting of stockholders of the Company to be held virtually on August 23, 2023, at 11:00 A.M. Eastern Time, and at any postponements or adjournments thereof. Proxies properly executed and returned in a timely manner will be voted during the meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors, for ratification of the appointment of the independent registered public accounting firm, for approval on an advisory basis of the compensation of our named executive officers, for approval of the Kewaunee Scientific Corporation 2023 Omnibus Incentive Plan, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies.
The Company’s principal executive offices are located at 2700 West Front Street, Statesville, North Carolina 28677-2927 (telephone 704/873-7202).
Important Notice of Internet Availability of Proxy Materials for the Stockholder Meeting
to be Held on Wednesday, August 23, 2023
Our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and this Proxy Statement are available at: www.proxyvote.com.
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to the owners of our stock. All stockholders have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the internet or to request a printed copy of our proxy materials may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form on an ongoing basis. We believe this process should expedite your receipt of our proxy materials and reduce the environmental impact of the 2023 Annual Meeting. We are mailing the Notice of Internet Availability of Proxy Materials to our stockholders on or about July 6, 2023.
Virtual Meeting Admission
Stockholders of record as of June 26, 2023, will be able to participate in the Annual Meeting by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/KEQU2023. To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your voting instruction form does not include a 16-digit control number, you must contact your brokerage firm, bank, or other financial institution (“broker”) for instructions to access the meeting. If you do not have your 16-digit control number, you will still be able to attend the Annual Meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate. A replay of the audio webcast of our Annual Meeting will be made available on our website for approximately one year.
The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time on Wednesday, August 23, 2023. You may log in 30 minutes before the start of the Annual Meeting. Shareholders are encouraged to log into the webcast 15 minutes prior to the start of the meeting to provide time to register, test their internet or cell phone connectivity, and download the required software, if needed.
The virtual meeting will be fully supported across browsers (Firefox, Chrome, Microsoft Edge, and Safari) and devices (desktops, laptops, tablets, and other mobile devices) running the most updated version of applicable software and plugins. We strongly recommend that you ensure you have a strong Wi-Fi or cell phone connection wherever you intend to participate in the virtual Annual Meeting.

ITEM 1.
ELECTION OF DIRECTORS
Three Class I directors are to be elected at the meeting. The Board of Directors, at its meeting on April 26, 2023, upon the recommendation of the Nominating and Corporate Governance Committee, selected Mr. Thomas D. Hull III, Mr. David S. Rhind and Mr. John D. Russell as the nominees for re-election as directors at the annual meeting, to serve for a three-year term. The nominees are serving as directors as of the date of this Proxy Statement. The nominees receiving the greatest number of votes at the annual meeting will be elected directors. Unless a stockholder indicates otherwise on the proxy, proxies will be voted for the election of the nominees named below. If due to circumstances not now foreseen, either of the nominees become unavailable for election, the proxies will be voted for such other person or persons as the Board of Directors may select, or the Board will make an appropriate reduction in the number of directors to be elected.
Information on the current nominees for Class I directors and the current Class II and III directors is shown below.
Class I directors nominated for re-election to serve until the annual meeting of stockholders in 2026:
THOMAS D. HULL III, 47, was elected President and Chief Executive Officer and appointed a member of the Board in March 2019. He joined the Company in November 2015 as Chief Financial Officer and Vice President of Finance, Corporate Secretary and Treasurer. Prior to joining the Company, Mr. Hull was the Vice President of Finance, Accounting and Information Technology of ATI Specialty Materials, a subsidiary of ATI Inc. (formerly Allegheny Technologies Incorporated), a world leader in the production of nickel-based superalloys, titanium-based alloys, and specialty steels for the aerospace, oil and gas, and medical industries, from August 2011 to October 2015. From January 1998 to July 2011, Mr. Hull held several management positions with Ernst & Young. Mr. Hull is a Certified Public Accountant (inactive status), has a Master of Business Administration degree from the University of Pittsburgh, Joseph M. Katz School of Business, and a Bachelor of Science degree in Accounting from LaRoche College. We believe Mr. Hull is well suited to serve on our Board due to his extensive experience serving public companies while at Ernst & Young, his broad industry experience, his education and his knowledge of the business and markets in which the Company competes.
DAVID S. RHIND, 60, was elected a director of the Company in April 2008. Mr. Rhind is an attorney-at-law. From June 2012 to March 2015, Mr. Rhind served as Deputy General Counsel for Hudson Global, Inc. (formerly Hudson Highland Group, Inc.) of New York, New York, a leading provider of specialized professional recruitment, recruitment outsourcing, talent management, and related staffing services and solutions. From July 2003 to June 2012, Mr. Rhind was General Counsel, North America, for Hudson. From October 1995 to June 2003, he was Associate General Counsel at Technology Solutions Company of Chicago, a technology consulting and systems integration company. We believe Mr. Rhind is well suited to serve on our Board due to his many years of experience in legal matters, his overall business acumen, and his understanding of the long-term interests of the Company and its stockholders.
JOHN D. RUSSELL, 70, was elected a director of the Company in May 2011. Since May 2023, Mr. Russell, has served as Executive Chairman of Morton Buildings, a construction company headquartered in Morton, Illinois. From November 2015 to April 2023, Mr. Russell served as the Chief Executive Officer and Chairman of the Board of Morton Buildings. From September 2012 to November 2015, Mr. Russell was a Managing Director of ForteONE, a Chicago-based consulting firm focused on growing revenues and profitability of middle market companies. From June 2006 until March 2014, Mr. Russell was a business consultant and a Board Member for Strategic Materials Incorporated, the largest glass recycling business in North America. From September 2007 to May 2010 he was the President and Chief Executive Officer of Maysteel LLC, a precision metal fabricator in Menomonee Falls, Wisconsin. From April 2002 to April 2006 he was President and Chief Executive Officer of Neoplan USA, a manufacturer of heavy duty transit buses. Prior to April 2002, Mr. Russell held various executive positions with Brunswick Corporation where he was a Corporate Officer, and he was a partner at McKinsey and Company. Mr. Russell earned an MBA from the University of Chicago and is currently a Governance Fellow and Leadership Fellow with the NACD. We believe Mr. Russell is well suited to serve on our Board due to his experience as chief executive officer of three different companies, his other executive management experience, his experience as a director of another company, his business education, and his accreditations with the NACD.
Class III directors continuing in office to serve until the annual meeting of stockholders in 2025:
MARGARET B. PYLE, 71, was elected a director of the Company in February 1995. Ms. Pyle has been Vice Chairman and Chief Legal Counsel of The Pyle Group, a financial services and investment company, since December 2007, and in April 2020 was appointed Chief Executive Officer. In July 2020, Ms. Pyle was appointed a director of Uniek, Inc., a home decor company, and in August 2020, was appointed Vice President, Secretary and Treasurer. Ms. Pyle has been engaged in the practice of corporate law in Milwaukee and Madison, Wisconsin since 1978. In addition, Ms. Pyle was the sole Trustee and Chief Executive Officer of the Allis-Chalmers Corporation Product Liability Trust from June 1996 until its termination in March 2012 and served as sole Trustee and Chief Executive Officer of the Ranger Industries, Inc. Product Liability Trust from April 2012 until its termination in April 2020. We believe Ms. Pyle is well suited to serve on our Board due to her many years of experience in a variety of legal matters relevant to the Company, her 27 years of experience as a director of the Company and her understanding of the long-term interests of the Company and its stockholders.
DONALD F. SHAW, 72, was elected a director of the Company on June 1, 2013. He previously served as President, Chief Executive Officer, and Chairman of the Board of ISEC, Inc., a high-end commercial interior subcontractor, from 2004 until his retirement in March 2013. Mr. Shaw held the position of Executive Vice President of ISEC, Inc. from 1988 to 2004 and served in various sales management positions with ISEC from 1977 to 1988. We believe Mr. Shaw is well suited to serve on our Board due to his wealth of knowledge in the construction industry and his experience as chief executive officer and in other management positions of a highly successful company.
Class II director continuing in office to serve until the annual meeting of stockholders in 2024:
KEITH M. GEHL, 64, was elected a director of the Company in April 2015. He previously served as Senior Vice President of Real Estate & Facilities of Family Dollar Stores Inc. from 2003 until his retirement in June 2013. From 1989 to 2003, Mr. Gehl held a number of management positions with Food Lion, Inc. At Food Lion, he served as Director of Internal Audit from 1989 to 1996, Director of Store Operations from 1996 to 1997, Vice-President Real Estate and Construction from 1997 to 2000, and Executive Vice President Real Estate and Business Strategy from 2000 to 2003. Mr. Gehl serves on the Board of Morton Buildings, a construction company headquartered in Morton, Illinois, and previously served on the Board of RONA, Inc., a Canadian home improvement retailer. Mr. Gehl holds an accounting degree from Valparaiso University and is a Certified Public Accountant (CPA). We believe Mr. Gehl is well suited to serve on our Board due to his many years of experience as a financial executive.
Except as otherwise indicated, each director and nominee has had the principal occupation mentioned above for more than five years.
Except for Mr. Hull, each director and nominee is an independent director.
The Company’s certificate of incorporation provides that the Board of Directors shall be divided into three classes, and that the three classes shall be as nearly equal in number as possible.
The Board of Directors has a policy whereby any director reaching age 75 during his/her term is expected to retire at the end of the term.
The Board of Directors recommends a vote FOR the election of the foregoing nominees for election as
Class I directors.
Meetings and Committees of the Board
The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board keep informed of the Company’s business and activities through reports and proposals sent to them periodically and in advance of each Board meeting and reports made to them during these meetings by the Chief Executive Officer and other Company officers. The Board is regularly advised of actions taken by the committees of the Board, as well as significant actions taken by management. Members of management are available at Board meetings and other times to answer questions and discuss issues. During the Company’s fiscal year ended April 30, 2023, the Board of Directors held seven meetings.
During fiscal year 2023, the standing committees of the Board of Directors of the Company were the Audit Committee, Compensation Committee, Financial/Planning Committee, and Nominating and Corporate Governance Committee. The functions and membership of the committees are described below.
The Audit Committee consists of Messrs. Gehl (Chairman), Russell, and Shaw. All members of the committee are independent directors. The committee performs the responsibilities and duties described in the Company’s Audit Committee Charter, and is responsible for annually appointing the independent auditor for the Company, approving services to be performed by the independent auditor, reviewing the independent auditor’s reports, and reviewing the Company’s quarterly and annual financial statements before release to the public. In accordance with Audit

Committee Charter guidelines, the committee is responsible for reviewing and approving all related party transactions. The Board of Directors has determined that Mr. Gehl is a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission (“SEC”). The committee met five times during the Company’s last fiscal year. The Audit Committee Charter can be found on the Company’s website at http://www.kewaunee.com.
The Compensation Committee consists of Messrs. Russell (Chairman), Gehl, Rhind, and Shaw and Ms. Pyle. All members of the committee are independent directors. The committee considers and provides recommendations to the Board of Directors with respect to the compensation (salaries and bonuses) of executive officers of the Company; short- and long-range incentive compensation programs for officers and other key employees of the Company; and equity award grants to key employees. The committee has acted as the plan administrator for the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan (the “2017 Plan”), as well as prior stock option plans for officers and other key employees. The committee may delegate its responsibilities and authority to one or more subcommittees as the committee may deem appropriate in its sole discretion. The Compensation Committee Charter can be found on the Company’s website at http://www.kewaunee.com. The committee met five times during the Company’s last fiscal year. The committee has engaged a compensation consultant in the past to advise the committee on executive compensation, and did so on a limited basis in 2022 and in 2023.
The Financial/Planning Committee consists of Messrs. Shaw (Chairman), Hull, Russell, and Ms. Pyle. The committee reviews and provides recommendations to the Board of Directors with respect to the Company’s strategic plan, the annual budget for the Company, and the annual budget for capital expenditures. The committee also reviews the investment results of the assets of the Company’s retirement plans. The committee met five times during the Company’s last fiscal year.
The Nominating and Corporate Governance Committee consists of Ms. Pyle (Chairman), and Messrs. Gehl and Rhind. The committee performs the responsibilities and duties described in the Company’s Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at http://www.kewaunee.com. The committee is comprised of at least three directors, all of whom meet the criteria for independence required by the NASDAQ Global Market. The committee reviews and recommends to the Board of Directors the appointment of directors to Board committees and the selection of the chairperson of each committee, makes recommendations to the Board of Directors with respect to officers of the Company, assures that an up-to-date management succession plan is in place for the Chief Executive Officer and other executive officers, reviews and makes recommendations to the Board of Directors regarding director compensation and benefits, periodically reviews the skills and qualifications of existing directors with a view toward a well-rounded and effective Board, identifies and screens potential nominees to the Board, and reviews stockholder proposals for inclusion in the Company’s Proxy Statement. In addition, the committee makes recommendations to the Board of Directors concerning nominees for Board membership brought to its attention by officers, directors, and stockholders. Proposals may be addressed by the stockholders of the Company to the committee at the address shown on the cover of this Proxy Statement, attention of the Secretary. At a minimum, a candidate for the Board must have demonstrated significant accomplishment in his or her field, the capacity and experience to understand the broad business operations of the Company, and the vision to assist the Company in its development and expansion. The Nominating and Corporate Governance Committee does not favor or disfavor any particular nominee on the basis of race, religion, gender, age, or national origin. The Committee met one time during the Company’s last fiscal year.
Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting, the regularly scheduled Audit Committee meeting prior to the release of the Company's annual audited financial statements each year, and at other times as necessary. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and any other non-independent directors. The Board of Directors has determined that each of Messrs. Gehl, Rhind, Russell, Shaw, and Ms. Pyle are independent within the meaning of the rules of the NASDAQ Global Market.
The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting of Stockholders, although all directors are expected to attend. All members of the Board of Directors attended the Company’s 2022 Annual Meeting of Stockholders. In the Company’s last fiscal year, each director attended, personally or via teleconference, all meetings of the Board and all meetings held by committees of the Board on which such director served.

Board Leadership Structure
The Board determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company and its stockholders. Currently, the Board believes that the positions of Chairman and Chief Executive Officer should be separate.
Board’s Role in Risk Oversight
The Board oversees risk management processes directly and through its committees. Management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and succession planning for our directors.
Stockholder Communications with the Board of Directors
The Board of Directors recommends that any communications from stockholders be in writing and addressed to the Board in care of the Corporate Secretary, 2700 West Front Street, Statesville, North Carolina 28677-2927. The name of any specific Board member to whom a communication is intended to be addressed should be noted in the communication. The Corporate Secretary will forward such correspondence only to the intended recipient if one is noted; however, the Corporate Secretary, prior to forwarding any correspondence, will review the correspondence, and in his discretion, will not forward certain items if they are deemed frivolous, of inconsequential commercial value, or otherwise inappropriate for Board consideration.
Compensation Committee Interlocks and Insider Participation
As noted above, the Compensation Committee consists of Messrs. Russell, Gehl, Rhind, and Shaw and Ms. Pyle. No executive officer of the Company served as a member of the Compensation Committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.
Director Compensation
In fiscal year 2023, each non-employee director of the Company received an annual retainer of $82,000. Under the Company’s director compensation program, the annual retainer was payable half in cash ($41,000), payable quarterly, and half in fully vested shares of Company common stock ($41,000, with the number of shares based on the average of the high price and low price of the common stock on the grant date, intended to be May 1 of each year), except that directors who have satisfied the Company’s stock ownership guidelines could elect to receive cash in lieu of stock. In addition, the Chairs of the Nominating and Corporate Governance Committee and Financial/Planning Committee each received an annual cash fee of $5,000; the Chair of the Compensation Committee received an annual cash fee of $7,500; the Chair of the Audit Committee received an annual cash fee of $10,000; and the non-employee Chair of the Board received an annual cash fee of $12,500. Directors were also reimbursed for their expenses for each Board and committee meeting attended. All director equity compensation awards are granted under the 2017 Plan.

Director Compensation Table
The following table sets forth fiscal year 2023 compensation for each non-employee director of the Company who served during fiscal year 2023. During the year, Mr. Hull served as an employee director of the Company and received no additional compensation for his services as a director. See the Summary Compensation Table for disclosure related to the compensation received by Mr. Hull.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Keith M. Gehl	51,000	41,001	92,001
Margaret B. Pyle	87,000	—	87,000
David S. Rhind	94,500	—	94,500
John D. Russell	89,500	—	89,500
Donald F. Shaw	87,000	—	87,000
(1)
Under the Company’s director compensation program, directors who have satisfied the Company’s stock ownership guidelines may elect to receive cash in lieu of director fees otherwise payable in fully vested shares of Company common stock.

(2)
The amount shown reflects the aggregate grant date fair value of the stock award computed in accordance with Financial Accounting Standards Board Codification Topic 718 (“FASB ASC 718”). See Note 7 to the Consolidated Financial Statements included in the Company's 2023 Annual Report on Form 10-K for discussion of the assumptions underlying the value of stock awards.

CORPORATE GOVERNANCE
Code of Ethics
We have adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer and key employees with financial reporting responsibilities (“Code of Ethics”). The Code of Ethics is posted on our website at www.kewaunee.com. We have also adopted a substantially similar code of ethics that applies to officers and key employees. Any waiver or amendment to the Code of Ethics will be timely disclosed on our website. We also make these materials available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies the Code of Ethics as warranted.
Compliance and Ethics Hotline
We maintain a compliance and ethics hotline through which employees can report evidence of illegal or unethical behavior, or violations of the Code of Ethics. The compliance and ethics hotline is serviced by an independent company, is available seven days a week, 24 hours a day and can be accessed by individuals through a toll-free number. Employees can report concerns anonymously. We maintain a formal no retaliation policy that prohibits retaliation against, or discipline of, an employee who raises an ethical concern in good faith. This system documents the reporting person’s statement and transmits the information to the appropriate Board or management personnel with oversight of the area identified in the report. Those personnel have the authority to conduct an investigation, research applicable policies, regulations, and statutes, and determine the appropriate action to resolve the reported item.
Director and Executive Officer Stock Ownership Guidelines
Effective March 1, 2017, the Board approved stock ownership guidelines under which non-employee directors of the Company are expected to maintain ownership of a minimum amount of Company common stock equal in value to three times their annual retainer. Once this requirement has been met, the director can elect to receive cash compensation in lieu of compensation that would otherwise be paid in the form of equity.
The Board previously approved, and the Company continues to maintain, stock ownership guidelines under which executive officers of the Company are expected to maintain ownership of a minimum amount of Company common stock equal in value to a percentage of their annual salary (50% in the case of the Chief Executive Officer, 25% with respect to other officers).
The Company does not have a policy specifically prohibiting employees or directors from engaging in hedging transactions relating to the Company's securities.

ITEM 2.
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Company was notified that Dixon Hughes Goodman LLP (“DHG”), the Company's prior independent registered public accounting firm, merged with BKD, LLP (“BKD”) on June 1, 2022, and the combined practice of those firms now operates under the name FORVIS, LLP (“FORVIS”). The Audit Committee has approved the engagement of FORVIS, the successor in the merger of DHG and BKD (hereinafter referred to as (“FORVIS”)), as its independent registered public accounting firm for the fiscal year ending April 30, 2024.
FORVIS' audit report on the financial statements of the Company for the two most recent fiscal years ended April 30, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company's two most recent fiscal years ended April 30, 2023 and 2022, the Company has not had any “disagreements” (as such term is defined in Item 304 of Regulation S-K) with FORVIS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of FORVIS, would have caused FORVIS to make reference to the subject matter of the disagreement in its reports on the Company's consolidated financial statements for such periods.
During the Company's two most recent fiscal years ended April 30, 2023 and 2023, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K).
During the Company's two most recent fiscal years, neither the Company nor anyone on its behalf consulted FORVIS regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided by FORVIS to the Company that FORVIS concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” (as such terms are defined in Item 304 of Regulation S-K).
Although not required by law, our bylaws or otherwise to submit the appointment to a vote by stockholders, the Audit Committee is requesting that the stockholders ratify the appointment of FORVIS because we value our stockholders' views on our independent public accounting firm and as a matter of good corporate practice. Assuming that a quorum is present, the selection of FORVIS will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification or abstain. The Audit Committee will consider the outcome of this vote but is not bound by our stockholders' vote.
It is expected that a representative of FORVIS will participate in the virtual Annual Meeting of Stockholders to be held on August 23, 2023 to answer any appropriate questions. and such representative will have an opportunity to make a statement if he or she desires.
The Audit Committee recommends a vote FOR ratification of the independent registered public accounting firm of FORVIS, LLP as the Company’s independent auditors for fiscal year 2024.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to pre-approve all audit and non-audit services to be provided by the Company’s independent auditors on a case-by-case basis. In making such determination, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence. All of the audit and non-audit services provided by the Company’s independent auditors on behalf of the Company in fiscal years 2023 and 2022 were pre-approved in accordance with this policy.
Audit Fees and Non-Audit Fees
The following fees were paid or will be paid to FORVIS, LLP for professional services rendered on behalf of the Company related to the past two fiscal years:
	2023	2022
Audit of Financial Statements	$384,500	$362,094
Audit-Related Services	—	—
Tax Fees	—	—
All Other Fees	—	269
Total	$384,500	$362,363
For 2023 and 2022, audit services consisted of the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly financial statements. Included in audit fees for 2022 are audit-related services consisting of additional procedures required in connection with FORVIS, LLP's audit of the Company's report on Form 10-K for the year ended April 30, 2022, due to the criminal cyber attack suffered by the Company in November 2021 as well as the Sale-Leaseback transaction entered into by the Company in March 2022. All other fees relate to professional services regarding representation before the Internal Revenue Service.
Audit Committee Report
The Audit Committee is responsible for overseeing the Company’s financial reporting process and other duties as described in the Audit Committee Charter. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended April 30, 2023 with management and the Company’s registered independent public accounting firm. Management of the Company is responsible for these financial statements and the Company’s financial reporting process, including the Company’s system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of these financial statements with accounting principles generally accepted in the United States. The Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has received the written disclosures and the letter from FORVIS, LLP required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with FORVIS, LLP their independence.
The Audit Committee also considered whether the provision of non-audit services by FORVIS LLP, if any, was compatible with maintaining its independence. Based on the Committee’s review of the audited financial statements and the review and discussions described in the preceding paragraph, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended April 30, 2023 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023 for filing with the SEC. All members of the committee meet the independence standards established by the NASDAQ Global Market.
Audit Committee Members
Keith M. Gehl, Chairman
John D. Russell
Donald F. Shaw

ITEM 3.
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”). At their meeting in August 2019, our stockholders voted in favor of holding the advisory vote on executive compensation on an annual basis. Accordingly, we hold such advisory votes annually. The next stockholder vote on the frequency of holding the advisory vote on executive compensation will be held at our annual meeting in 2025. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies, and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the 2023 Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related material disclosed in this Proxy Statement, is hereby APPROVED.”
As this is an advisory vote, the result will not be binding on us, the Board of Directors, or the Compensation Committee, although the Board of Directors and the Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design, and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.
We recommend a vote FOR the approval, on an advisory basis,
of the compensation of our named executive officers,
as disclosed in this Proxy Statement.

ITEM 4.
PROPOSAL TO APPROVE THE KEWAUNEE SCIENTIFIC CORPORATION
2023 OMNIBUS INCENTIVE PLAN
Background
On June 28, 2023, upon recommendation by the Compensation Committee, our Board unanimously approved and adopted, subject to the approval of our stockholders at the annual meeting, our 2023 Omnibus Incentive Plan (the “2023 Plan”).
Our Board recommends that the Company’s stockholders vote to approve the 2023 Plan. The 2023 Plan will allow the Company to grant equity-based compensation to advance the interests and long-term success of the Company and its stockholders by encouraging stock ownership among employees, consultants and nonemployee directors. If the 2023 Plan is approved by our stockholders, it will be effective as of the day of the annual meeting. If the 2023 Plan is not approved by the Company’s stockholders, no awards will be made under the 2023 Plan.
The Company’s success depends in part on its ability to retain high quality employees, consultants and directors. Providing equity-based compensation is critical to this success. We would be disadvantaged if we could not use equity-based compensation to retain our employees, directors and consultants. Equity-based compensation is also critical because it links compensation with stockholder value creation.
The following includes aggregated information regarding overhang and dilution as of June 26, 2023:
•	There were 2,879,785 shares of our common stock (“shares”) outstanding;
•	Total number of shares subject to outstanding equity awards (86,652 shares) represents an overhang percentage of 3.0%;
•	Proposed number of shares available for awards under the 2023 Plan (463,158 shares) represents an overhang percentage of 16.1%; and
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Total number of shares subject to outstanding equity awards (86,652 shares) plus the proposed number of shares for awards under the 2023 Plan (463,158 shares) represents an overhang percentage of 19.1%.

In determining the number of proposed shares under the 2023 Plan, we evaluated a number of factors, including our historical and recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal. We also took into account the 63,158 available shares that would be unused under our 2017 Omnibus Incentive Plan (the “2017 Plan”) if this proposal is approved by our stockholders.
We anticipate that the shares requested in connection with the approval of the 2023 Plan will last for approximately five years.
We are cognizant of the fact that equity-based compensation dilutes stockholders’ equity, and have carefully managed our equity-based compensation with that fact in mind. Our equity-based compensation program is intended to be competitive and to link compensation with stockholder value creation.
If stockholders approve this proposal, no additional equity awards will be granted under the 2017 Plan, and the 2023 Plan will become effective, in each case as of the date of stockholder approval of this proposal. If stockholders do not approve this proposal, the 2023 Plan described in this proposal will not take effect and the 2017 Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2023 Plan.
The 2023 Plan Includes Compensation and Governance Best Practices
The 2023 Plan includes provisions considered best practice for compensation and corporate governance purposes. These provisions protect our stockholders’ interests:
•	Administration. The 2023 Plan will be administered by the Compensation Committee, which consists entirely of independent nonemployee directors.
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No Annual “Evergreen” Provision. The 2023 Plan requires stockholder approval to increase the maximum number of shares authorized to be awarded under the 2023 Plan, except with respect to shares underlying awards granted under the Kewaunee Scientific Corporation 2008 Key Employee Stock Option Plan or the

2017 Plan (the “prior plans”), in each case that are outstanding on the effective date of the 2023 Plan and thereafter expire or are terminated, surrendered or forfeited (including withheld by the Company), which automatically will increase the maximum number of shares authorized to be awarded under the 2023 Plan. The 2023 Plan does not contain an annual “evergreen” to automatically increase the number of shares available for issuance each year.
•	Repricing is Not Allowed without Stockholder Approval. The repricing of options or stock appreciation rights (“SARs”) is prohibited without prior approval of the stockholders.
•
No Accelerated Vesting of Awards in Connection with a Dissolution or Liquidation. The Board will not provide for the acceleration of the vesting of an award in connection with a dissolution or liquidation of the Company.

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Reasonable Annual Limits on Nonemployee Director Compensation. The 2023 Plan sets limits as to the total compensation that nonemployee directors may receive during each fiscal year (for service as a nonemployee director).

•	Limited Transferability. Awards are generally not assignable or transferable by the participant to whom it is granted, other than by will or the laws of descent and distribution.
•	No Tax Gross-ups. The 2023 Plan does not provide for any tax gross-ups.
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Forfeiture Events. All awards, amounts or benefits received or outstanding under the 2023 Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions.

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No Dividends on Unvested Awards. Generally, no dividends or dividend equivalents will be payable to an individual holding or exercising an option or SAR until the shares covered thereby are fully paid and issued to the participant.

•
Minimum Exercise Price. Other than options and SARs assumed in connection with acquisitions, options and SARs granted under the 2023 Plan must have a per share exercise price no less than 100% of the fair market value per share on the date of grant of the relevant award.

Summary of the 2023 Plan
The following paragraphs summarize the principal features of the 2023 Plan and its operation. However, this summary is not a complete description of the provisions of the 2023 Plan and is qualified in its entirety by the specific language of the 2023 Plan. A copy of the 2023 Plan is provided as Appendix A to this proxy statement.
Purpose of the 2023 Plan. The 2023 Plan is intended to enhance the ability of the Company and its affiliates to attract and retain highly qualified officers, nonemployee directors, employees, consultants and advisors, and to motivate such individuals to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company.
Award Types. The 2023 Plan provides for the grant of options, SARs, restricted stock, restricted stock units (“RSUs”), unrestricted stock, other share-based awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Upon the 2023 Plan becoming effective, no further awards will be made under the prior plans.
Administration of the 2023 Plan. The Board will have such powers and authorities related to the administration of the 2023 Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board will have the power and authority to delegate its responsibilities related to the 2023 Plan to the Compensation Committee, which will have full authority to act in accordance with its charter. All references to the Board will be deemed to include a reference to the Compensation Committee, unless such power or authority is specifically reserved by the Board. The Board will generally have full power and authority to take all actions and to make all determinations required or provided for under the 2023 Plan, subject to applicable law, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the 2023 Plan that the Board deems to be necessary or appropriate to the administration of the 2023 Plan. The Compensation Committee will generally administer the 2023 Plan.

Power of the Board. The Board will have full and final power and authority, subject to the other terms of the 2023 Plan, to designate participants, determine the type or types of awards to be made to participants, determine the number of shares to be subject to an award, establish the terms of each award (including the exercise price of any option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer or forfeiture of an award or the shares subject thereto and any terms or conditions that may be necessary to qualify options as incentive stock options), prescribe the form of each award agreement, and amend, modify or supplement the terms of any outstanding award pursuant to the 2023 Plan and applicable law. No member of the Board or of the Compensation Committee will be liable for any action or determination made in good faith with respect to the 2023 Plan, any award or award agreement.
Separation from Service for Cause; Clawbacks. The Company may annul an award if the participant incurs a separation from service for cause (as defined in the 2023 Plan). All awards, amounts or benefits received or outstanding under the 2023 Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time.
Deferral Arrangement. The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to applicable law, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred share units.
No Repricing. Notwithstanding any provision herein to the contrary, the repricing of options or SARs is prohibited without prior approval of the stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (a) changing the terms or conditions of an option or SAR to lower its exercise price; (b) any other action that is treated as a “repricing” under generally accepted accounting principles; and (c) repurchasing for cash or canceling an option or SAR at a time when its exercise price is greater than the fair market value of the underlying shares in exchange for another award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change.
Stock Subject to the 2023 Plan. The aggregate number of shares authorized to be awarded under the 2023 Plan is 463,158 as of the effective date of the 2023 Plan. In addition, shares underlying any outstanding award granted under any prior plan that expires, or is terminated, surrendered or forfeited (including withheld by the Company) for any reason without issuance of shares will be available for the grant of new awards and correspondingly will increase the aggregate number of shares authorized to be awarded under the 2023 Plan. No new awards will be granted under either of the prior plans following the effective date of the 2023 Plan. Shares issued under the 2023 Plan may consist in whole or in part of authorized but unissued shares, treasury shares or shares purchased on the open market or otherwise.
Share Counting. Any award settled in cash will not be counted as issued shares for any purpose under the 2023 Plan. If any award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued shares covered by such award will again be available for the grant of awards. If shares issued pursuant to the 2023 Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such shares will again be available for the grant of awards. If shares issuable upon exercise, vesting or settlement of an award, or shares owned by a participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the Company, or withheld by the Company, in payment of the exercise price or purchase price of an award or any taxes required to be withheld in respect of an award, in each case, in accordance with the terms of the 2023 Plan and any applicable award agreement, such surrendered or tendered (or withheld) shares will again be available for the grant of awards. Substitute awards will not be counted against the number of shares available for the grant of awards.
Award Limits. 463,158 shares available for issuance under the 2023 Plan will be available for issuance as incentive stock options. The maximum value of awards granted during any calendar year to any nonemployee director, taken together with any cash fees paid to such nonemployee director during the calendar year and the value of awards granted to the nonemployee director under any other equity compensation plan of the Company or an affiliate during the calendar year, in each case for such nonemployee director’s services as a nonemployee director, will not exceed (a) $250,000 for the nonemployee Chair of the Board and (b) $200,000 for each nonemployee director other than the Chair of the Board (calculating the value of any awards or other equity compensation plan awards based on the fair market value as of grant date in accordance with U.S. generally accepted accounting principles). Awards granted to nonemployee directors upon their initial election to the Board or the board of directors of an affiliate will not be counted towards this limit.

Term. The 2023 Plan will be effective as of the date the 2023 Plan is approved by stockholders. The 2023 Plan will terminate automatically on the 10-year anniversary of the effective date. The Board may, at any time and from time to time, amend, suspend or terminate the 2023 Plan as to any awards which have not been made. An amendment will be contingent on approval of the stockholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements.
Participants. Awards may be made to any employee, officer, nonemployee director or consultant of the Company or an affiliate (each a “service provider”) as the Board may determine and designate from time to time. As of June 26, 2023, we had approximately 596 employees (including one employee member of our Board), no consultants and five nonemployee members of our Board that would be eligible to participate in the 2023 Plan.
Stand-Alone, Additional, Tandem, and Substitute Awards. Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another plan of the Company, any affiliate or any business entity to be acquired by the Company or an affiliate, or any other right of a participant to receive payment from the Company or any affiliate. Such additional, tandem or substitute or exchange awards may be granted at any time. If an award is granted in substitution or exchange for another award, the Board will have the right to require the surrender of such other award in consideration for the grant of the new award. Subject to the requirements of applicable law, the Board may make awards in substitution or exchange for any other award under another plan of the Company, any affiliate or any business entity to be acquired by the Company or an affiliate. In addition, awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any affiliate, in which the value of shares subject to the award is equivalent in value (as determined by the Compensation Committee in its sole discretion) to the cash compensation (for example, RSUs or restricted stock).
Award Agreement. The grant of any award is generally contingent upon the participant executing an appropriate award agreement. Acceptance of the award constitutes acceptance of all terms of the 2023 Plan and the notice.
Options. The exercise price of each option (except those that constitute substitute awards) will be at least the fair market value on the grant date (or 110% of the fair market value on the grant date for grants intended to be incentive stock options made to 10% stockholders). In no case will the exercise price of any option be less than the par value of a share.
Each option will generally terminate, and all rights to purchase shares thereunder will cease, upon the expiration of the option term stated in the award agreement not to exceed 10 years from the grant date (or in the case of a 10% stockholder, five years from the grant date).
In no event may any option be exercised, in whole or in part, (a) prior to the date the 2023 Plan is approved by the stockholders or (ii) after the occurrence of an event which results in termination of the option.
Unless otherwise provided in the applicable award agreement, an individual holding or exercising an option will have none of the rights of a stockholder, including rights to receive dividends or distributions, until the shares covered thereby are fully paid and issued to the participant.
An option will constitute an incentive stock option only (a) if the participant of such option is an employee of the Company or any subsidiary of the Company; (b) to the extent specifically provided in the related award agreement; and (c) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares with respect to which all incentive stock options held by such participant become exercisable for the first time during any calendar year (under the 2023 Plan and all other plans of the participant’s employer and its affiliates) does not exceed $100,000. No option will be treated as an incentive stock option unless the 2023 Plan has been approved by the stockholders in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Internal Revenue Code (the “Code”).
Stock Appreciation Rights (SARs). A SAR will confer on the participant a right to receive, upon exercise thereof, the excess of (a) the fair market value on the date of exercise over (b) the exercise price, as determined by the Board. The award agreement for a SAR (except those that constitute substitute awards) will specify the exercise price, which will be fixed on the grant date as not less than the fair market value on that date. A SAR granted in tandem with an outstanding option following the grant date of such option will have a grant price that is equal to the option’s exercise price, except that the SAR’s grant price may not be less than the fair market value on the grant date of the SAR as required by applicable law.

Unless otherwise provided in the applicable award agreement, an individual holding or exercising a SAR will have none of the rights of a stockholder until the shares covered thereby are fully paid and issued to him or her. Notwithstanding the foregoing and except as otherwise set forth in the 2023 Plan, until the shares covered by a SAR are fully paid and issued to the holder thereof, no right to receive dividends or distributions will exist with respect to such shares. Generally, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
The term of a SAR granted under the 2023 Plan will not exceed 10 years.
Upon exercise of a SAR, a participant will be entitled to receive payment from the Company (in cash or shares, as set forth in the award agreement) in an amount determined by multiplying (a) the difference between the fair market value on the date of exercise over the exercise price; by (b) the number of shares with respect to which the SAR is exercised.
Restricted Stock and Restricted Stock Units. At the time of grant, the Board may establish a period of time (a “service period”) and any additional restrictions including the satisfaction of company or individual performance objectives applicable to an award of restricted stock or RSUs. Neither restricted stock nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the service period or prior to the satisfaction of any other applicable restrictions.
Upon the expiration or termination of any service period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of restricted stock or RSUs settled in shares will lapse.
Unless otherwise provided in the applicable award agreement, holders of restricted stock will have rights as stockholders, including voting and dividend rights. If the Compensation Committee provides that dividends or distributions will be received by holders of restricted stock and any such dividends or distributions are paid in cash, such dividends or distributions will be subject to the same provisions regarding forfeitability as the restricted stock with respect to which they were paid and if such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the restricted stock with respect to which they were paid.
The participant will be required, to the extent required by applicable law, to purchase the restricted stock from the Company at a purchase price equal to the greater of (a) the aggregate par value of the shares represented by such restricted stock or (ii) the purchase price, if any, specified in the related award agreement. If specified in the award agreement, the purchase price may be deemed paid by services already rendered.
Holders of RSUs will not have rights as stockholders, including voting or dividend or dividend equivalents rights. If the Compensation Committee provides that dividends or distributions will be received by holders of RSUs and any such dividends or distributions are paid in cash, such dividends or distributions will be subject to the same provisions regarding forfeitability as the RSUs with respect to which they were paid and if such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which they were paid.
A holder of RSUs will have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms of the applicable award agreement.
Form of Payment for Options and Restricted Stock. Payment of the exercise price for the shares purchased pursuant to the exercise of an option or the purchase price for restricted stock will be made in cash or in cash equivalents acceptable to the Company or, if so determined by the Board and as applicable, in consideration for past and future services rendered or to be rendered.
To the extent the award agreement so provides, payment of the exercise price for shares purchased pursuant to the exercise of an option or the purchase price for restricted stock may be made all or in part through the tender to the Company of shares, which shares will be valued, for purposes of determining the extent to which the exercise price or purchase price for restricted stock has been paid thereby, at their fair market value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an incentive stock option, the right to make payment in the form of already-owned shares may be authorized only at the time of grant.

With respect to an option only, to the extent permitted by law and to the extent the award agreement so provides, payment of the exercise price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares and to deliver all or part of the sales proceeds to the Company in payment of the exercise price and any withholding taxes.
To the extent the award agreement so provides, payment of the exercise price or the purchase price for restricted stock may be made in any other form that is consistent with applicable laws, regulations and rules, including the Company’s withholding of shares otherwise due to the applicable participant.
Performance Awards. The right of a participant to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reduce the amounts payable under any award subject to performance conditions. The Board may determine that such awards will be granted, exercised or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise or settlement of such awards. The Compensation Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings).
Settlement of performance awards may be in cash, shares, other awards or other property. The Board may reduce the amount of a settlement otherwise to be made in connection with such awards.
Other Share-Based Awards. Other share-based awards may be granted in lieu of other cash or other compensation to which a service provider is entitled from the Company or may be used in the settlement of amounts payable in shares under any other compensation plan or arrangement of the Company, including any other Company incentive compensation plan. Unless the Board determines otherwise, any such award will be confirmed by an award agreement, which will contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of the 2023 Plan with respect to such award.
Any common stock subject to other share-based awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
Requirements of Law. Notwithstanding any other provision of this 2023 Plan to the contrary, no participant who is a nonemployee director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the 2023 Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders, in the event of any change in the common stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders in a form other than shares (excepting normal cash dividends) that has a material effect on the fair market value of the shares, appropriate and proportionate adjustments will be made in the number and class of shares subject to the 2023 Plan and to any outstanding awards, and in the exercise price or purchase price per share of any outstanding awards in order to prevent dilution or enlargement of participants’ rights under the 2023 Plan.
In the event of any such amendment, the number of shares subject to, and the exercise price or purchase price per share of, the outstanding awards will be adjusted in a fair and equitable manner.
In no event may the exercise price of any award be decreased to an amount less than the par value, if any, of the stock subject to the award. The Board may also make such adjustments in the terms of any award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate.

Change in Control. The Board may provide in any award agreement, or in the event of a change in control (as defined in the 2023 Plan) may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting or settlement in connection with such change in control of each or any outstanding award or portion thereof and shares acquired pursuant thereto upon such terms, including a participant’s separation from service prior to, upon, or following such change in control, to such extent as determined by the Board. Notwithstanding the foregoing, the Board will not provide for the acceleration of the vesting of an award in connection with a dissolution or liquidation of the Company.
In the event of a change in control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be (the “acquiror”), may, without the consent of any participant, either assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the change in control or substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the acquiror’s stock, as applicable. If any portion of such consideration may be received by stockholders pursuant to the change in control on a contingent or delayed basis, the Board may determine such fair market value as of the time of the change in control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. Any award or portion thereof which is neither assumed or continued by the acquiror in connection with the change in control nor exercised or settled as of the time of consummation of the change in control will terminate and cease to be outstanding effective as of the time of consummation of the change in control.
The Board may, without the consent of any participant, determine that, upon the occurrence of a change in control, each or any award or a portion thereof outstanding immediately prior to the change in control and not previously exercised or settled will be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Board) subject to such canceled award in (a) cash, (b) stock of the Company or of a corporation or other business entity a party to the change in control or (c) other property which, in any such case, will be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share in the change in control, reduced by the exercise or purchase price per share, if any, under such award. If any portion of such consideration may be received by stockholders pursuant to the change in control on a contingent or delayed basis, the Board may determine such fair market value as of the time of the change in control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) will be paid to participants in respect of the vested portions of their canceled awards as soon as practicable following the date of the change in control and in respect of the unvested portions of their canceled awards in accordance with the vesting schedules applicable to such awards.
Adjustments. Adjustments under the 2023 Plan related to shares or other securities of the Company will be made by the Board. No fractional shares or other securities will be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole share.
Separation from Service. The Board will determine the effect of a separation from service upon awards, including accelerated vesting or termination, depending upon the circumstances surrounding the separation from service, and such effect will be set forth in the applicable award agreement. The Board may provide in the award agreements at the time of grant, or any time thereafter with the consent of the participant, the actions that will be taken upon the occurrence of a separation from service, including accelerated vesting or termination, depending upon the circumstances surrounding the separation from service.
Transferability of Awards. Awards are generally not assignable or transferable by the participant to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the participant, only the participant personally (or the participant’s personal representative) may exercise rights under the 2023 Plan. If authorized in the applicable award agreement, a participant may transfer, not for value, all or part of an award (other than incentive stock options) to any family member whereby any such transferred award will continue to be subject to the same terms as were applicable immediately prior to transfer.
Dividends and Dividend Equivalent Rights. If specified in the award agreement, the recipient of restricted shares or RSUs may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the common stock or other securities covered by an award. Dividend equivalents credited to a participant may be paid currently or may be deemed to be reinvested in additional shares or other securities of the Company at a price per unit equal to the fair market value on the date that such dividend was paid to stockholders. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any restricted shares or RSUs that are unvested be payable before such award has become earned and payable.
Summary of U.S. Federal Income Tax Consequences
The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2023 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a participant’s death, or the income tax laws of any municipality, state or foreign country in which the participant may reside. Tax consequences for any particular participant may vary based on individual circumstances.
Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes because of the grant or exercise of an option that qualifies as incentive stock option under Section 422 of the Code. If a participant exercises the option and then later sells or otherwise disposes of the shares acquired through the exercise the option after both the two-year anniversary of the date the option was granted and the one-year anniversary of the exercise, the participant will recognize a capital gain or loss equal to the difference between the sale price of the shares and the exercise price, and we will not be entitled to any deduction for federal income tax purposes.
However, if the participant disposes of such shares either on or before the two-year anniversary of the date of grant or on or before the one-year anniversary of the date of exercise (a “disqualifying disposition”), any gain up to the excess of the fair market value of the shares on the date of exercise over the exercise price generally will be taxed as ordinary income, unless the shares are disposed of in a transaction in which the participant would not recognize a loss (such as a gift). Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.
For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for purposes.
Nonstatutory Stock Options. A participant generally recognizes no taxable income as the result of the grant of such an option. However, upon exercising the option, the participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of the shares acquired by exercising a nonstatutory stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date) will be taxed as capital gain or loss. Any ordinary income recognized by the participant upon exercising a nonstatutory stock option generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the shares acquired through the exercise of the nonstatutory stock option.
Stock Appreciation Rights. In general, no taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant generally will recognize ordinary income equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.
Restricted Stock Awards. A participant acquiring shares of restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date, reduced by any amount paid by the participant for such shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. Upon the sale of shares acquired under a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards. There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units generally will recognize ordinary income equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.
Performance-Based Restricted Stock and Performance-Based Restricted Stock Unit Awards. A participant generally will recognize no income upon the grant of a performance-based restricted stock or a performance-based RSU. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or unrestricted stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.
Section 409A. Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2023 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award subject to Section 409A of the Code violates the provisions of Section 409A of the Code, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, and interest on such deferred compensation.
Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2023 Plan equal to the ordinary income realized by a participant when the participant recognizes such income (for example, the exercise of a nonstatutory stock option) except to the extent such deduction is limited by applicable provisions of the Code. Special rules limit the deductibility of compensation paid to our chief executive officer and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.
THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO AWARDS UNDER THE 2023 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE IMPACT OF EMPLOYMENT OR OTHER TAX REQUIREMENTS, THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH, OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.
New Plan Benefits
No awards have been made under the 2023 Plan, and no awards have been granted that are contingent on the approval of the 2023 Plan. Awards under the 2023 Plan would be made at the discretion of the Compensation Committee or the Board. Therefore, the benefits and amounts that will be received or allocated under the 2023 Plan in the future are not determinable at this time.

Equity Compensation Plan Table
The following table presents information on the Company’s equity compensation plans as of April 30, 2023. All outstanding awards relate to our common stock.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation Plans approved by Security Holders:
2008 Key Employee Stock Option Plan	33,900	19.97	—
2017 Omnibus Incentive Plan	159,640	—	149,007
Equity Compensation Plans not approved by Security Holders:	—	—	—
Total Equity Compensation Plans	193,540		149,007
Vote Required
Approval of the 2023 Plan requires a number of “FOR” votes that is a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote on this proposal, with abstentions counting as votes against the proposal.
The Board unanimously recommends that stockholders vote “FOR”
the approval of the 2023 Omnibus Incentive Plan.

COMPENSATION DISCUSSION AND ANALYSIS
The following sections provide compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under the rules of the SEC.
Introduction
This Compensation Discussion and Analysis describes and explains the compensation awarded in fiscal year 2023 under the executive compensation program in effect for fiscal year 2023.
Background
Over the last several years, intense competition has resulted in changes within the laboratory furniture industry. The Company had a challenging year, but continues to be an industry leader. The competition in the industry continues to be intense, and the Board and Company management continue to review the Company’s business strategy and operations with the goal of maintaining, and enhancing, the Company’s leadership position in the industry by driving both revenue growth and margin expansion.
A crucial component of executing our strategy is the ability to retain and recruit qualified directors, executives and management.
Our executive compensation program is designed to:
•	Reflect modern compensation practices, in order to enhance our ability to attract and retain talented management;
•	Reward both short-term and long-term performance consistent with the Company’s strategy to drive both revenue growth and margin expansion;
•	Provide that a significant portion of each executive officer’s compensation is at risk, subject to the achievement of specifically identified short-term and long-term goals; and
•	Further align the interests of management with the interests of stockholders.
Executive Officer Compensation
The principal components of the Company’s compensation program for executive officers are discussed below. Executive compensation is overseen by the Compensation Committee of the Board, which is composed solely of independent directors.
Base Salary
The Compensation Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is provided (1) information furnished by the Company’s human resources department on historical data about the base and total compensation for each executive, and marketplace compensation data, including both base and incentive compensation data, for comparable positions at other manufacturing and service companies with generally similar annual sales volume, and (2) individual performance appraisals and recommended base salary adjustments from the Chief Executive Officer for each executive officer, except himself. The human resources department also provides a base salary range based on class for each executive officer, which shows a minimum, mid-point, and maximum salary, and the position of the executive officer’s base salary in this range. The base salary range is established using marketplace comparison data and the individual responsibilities of the executive officer’s position, and is updated each year for inflation. The Company typically targets base salaries at the mid-point of the Company’s established range for a position. The Committee further considers, on a subjective basis, the executive officer’s particular qualifications, level of experience, and sustained performance over time. These same factors are also considered in determining an adjustment to the salary of the Chief Executive Officer. Base salaries are traditionally adjusted as of July 1 of each year.
Name	FY 2022 Salary $	FY 2023 Salary $	Percentage Change
Thomas D. Hull	375,000	386,250	3%
Donald T. Gardner III	255,000	275,000	8%
Douglas Batdorff	236,640	243,739	3%

Annual Incentive Compensation
All of the Company’s executive officers are eligible to participate in an annual incentive bonus plan, pursuant to which each executive officer is eligible to earn a cash and/or equity bonus for each fiscal year of the Company, based on the attainment of financial and non-financial goals established under the incentive bonus plan and, to a lesser extent, on the executive officer’s achievement of established personal objectives to the degree determined by the Board upon the recommendation of the Chief Executive Officer and the Compensation Committee. Bonuses under the annual incentive plan represent at-risk compensation, subject to the achievement of specified goals.
At the beginning of the fiscal year, the Board approved financial goals for the Company for the year and, upon recommendation of the Compensation Committee, established specified percentages of each executive officer’s base salary that would be available for bonuses if the Company and/or its operating businesses achieved specified financial goals. The Board generally attempted to establish annual goals at target levels it believed were challenging, but achievable, with earnings above target levels considered to be relatively difficult to achieve. In determining the level of available bonuses for each executive officer, many of the same factors considered in determining an executive officer’s base salary were also considered by the Compensation Committee and the Board. The components of the financial goals were achievement of certain predetermined EBITDA targets. EBITDA is a non-GAAP financial measure and is calculated as net earnings (loss), less interest expense and interest income, income taxes, depreciation and amortization.
For fiscal year 2023, specified percentages of salary for determining the bonus for the Chief Executive Officer were 60% at target, to a maximum of 120% if the financial goals were reached at 200% of target. Bonuses were still possible at levels below 100% of target. The corresponding specified percentages for Mr. Gardner were 50% at target, to a maximum of 100% if the financial goals were reached at 200% of target. Bonuses were still possible at levels below 100% of target. The corresponding specified percentages for Mr. Batdorff were 35% at target, to a maximum of 70% if the financial goals were reached at 200% of target. Bonuses were still possible at levels below 100% of target. For all named executive officers, bonuses for performance achieved between the foregoing levels would be based on linear interpolation. The financial goals for fiscal year 2023 were achieved, and as a result all of our named executive officers earned a cash bonus for fiscal year 2023 under the annual incentive bonus plan. The amounts of the cash bonuses received by our named executive officers are included in the Summary Compensation Table under the heading “Nonequity Incentive Plan Compensation”.
Long-Term Incentive Plan
Following adoption of the 2017 Plan, executives are eligible to receive long-term incentive compensation in the form of restricted stock units (“RSUs”). RSUs represent the right to receive, upon vesting of the RSUs, shares of the Company’s common stock. The Company has in the past awarded RSUs with time-based and performance-based vesting conditions. For fiscal year 2023, the time-based RSUs represented 100% of each award and will vest in equal annual installments over a three-year period. Future awards may contain either time-based or performance-based conditions, or a combination thereof. We currently intend that awards will be made annually, with a new three-year vesting period applicable to each year’s awards. The number of shares covered by the award is based on a percentage of salary with the percentages for the Chief Executive Officer, Mr. Gardner and Mr. Batdorff being 60%, 40% and 30%, respectively, and using the average of the high price and low price of our stock price on the grant date to value the awards.
Other Compensation Plans
The Company also maintains a 401(k) Incentive Savings Plan (the “401(k) Plan”), which covers substantially all salaried and hourly employees, including all of the executive officers. The 401(k) Plan provides benefits to all employees who have attained age 21, completed three months of service, and elect to participate. Under the terms of the 401(k) Plan, the Company makes matching contributions equal to 100% of the employee’s qualifying contribution up to 3% of the employee’s compensation, and makes matching contributions equal to 50% of the employee’s contributions between 3% and 5% of the employee’s compensation, resulting in a maximum employer contribution equal to 4% of the employee’s compensation. Additionally, the Company may make a discretionary contribution for participants employed by the Company on December 31 of each year up to 1% of the participant’s qualifying compensation for that calendar year based on the profitability of the Company.
The Company also maintains a non-qualified 401 Plus Executive Deferred Compensation Plan (the “401 Plus Plan”), which supplements the 401(k) Plan. The 401 Plus Plan was adopted to provide highly compensated employees an alternative retirement plan because income tax laws restrict the amount of contributions executives may otherwise contribute to the 401(k) Plan. The 401 Plus Plan operates similarly to the 401(k) Plan; the Company makes matching credits to the participant’s account in an amount equal to 50% of the compensation deferred by the participant up to 6% of the participant’s compensation. Amounts deferred under the 401 Plus Plan will be distributed to the participant after the participant’s termination of employment with the Company in cash in a lump sum or installments at a time previously elected by the participant. All of the named executive officers eligible to participate in the plan participated in the 401(k) Plan in fiscal year 2023. In the case of the 401 Plus Plan, all of the named executive officers except Mr. Gardner participated in the 401 Plus Plan in fiscal year 2023. The 401 Plus Plan allows participants to invest deferred amounts in various standard mutual funds.
Each of the Company’s executive officers is entitled to receive additional compensation in the form of payments, allocations, or accruals under various other group compensation and benefit plans on the same basis as other employees. Benefits under these plans are not directly tied to employee or Company performance.
Chief Executive Officer Compensation
The Compensation Committee considers the Chief Executive Officer’s leadership an important factor in the future success of the Company. The compensation of the Chief Executive Officer has traditionally included base salary, annual incentive compensation, long-term incentive compensation, and benefits under various group plans. In establishing the Chief Executive Officer’s base salary for each fiscal year, the Compensation Committee considers operating results for the prior year and the outlook for the current year, continued development of the management team, operational improvements, compensation of chief executive officers of other companies with comparable sales, a review of his base salary in relation to the range for his position proposed by the human resources department, and the price of the Company’s common stock.
The Chief Executive Officer’s annual incentive compensation and long-term incentive compensation have been determined pursuant to the Company’s incentive plans for executive officers, and will continue to be determined under the incentive plans for executive officers that are part of the Company’s executive compensation program. Mr. Hull, who assumed the role of CEO in March 2019, earned a cash bonus for fiscal year 2023 under the annual incentive bonus plan.
COMPENSATION TABLES
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Thomas D. Hull III President and Chief Executive Officer	2023	384,375	225,000	319,583	36,727	965,685
	2022	370,833	210,000	258,750	30,134	869,717
Donald T. Gardner III Vice President Finance and Chief Financial Officer	2023	271,667	169,500	189,613	15,559	646,339
	2022	254,167	127,470	117,300	11,847	510,784
Douglas Batdorff Vice President of Manufacturing Operations	2023	242,556	82,824	117,641	19,554	462,575
	2022	235,867	69,600	81,641	16,888	403,996
(1)
For 2023 as well as 2022 this reflects the aggregate grant date fair value of time-based RSUs computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 7 to the Consolidated Financial Statements included in the Company’s 2023 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of RSUs. See “Long-Term Incentive Plan” on page 22 for a discussion of the vesting conditions applicable to RSUs.

(2)
The amounts listed for each named executive officer consist of matching and non-matching contributions made or accrued by the Company on behalf of that executive officer to the Company’s 401(k) Incentive Savings Plan and 401 Plus Executive Deferred Compensation Plan. The 2023 matching contributions made by the Company for the 401(k) Incentive Savings Plan were $17,433, $15,559 and $9,828 for Messrs. Hull, Gardner and Batdorff, respectively. The 2023 matching contributions made by the Company for the 401 Plus Executive Deferred Compensation Plan were $19,294 and $9,726 Messrs. Hull and Batdorff, respectively. In the case of Mr. Batdorff, it also includes payment of $2,275 of relocation expenses for 2022.

PAY VERSUS PERFORMANCE
For the purposes of this Section, we have elected to take advantage of certain of the scaled disclosure available to the Company for smaller reporting companies. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to certain individuals by the Company and certain financial performance of the Company.
For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis section and the executive compensation tables contained in this Proxy Statement.
Fiscal Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On Company Total Shareholder Return[5]	Net Income (thousands)[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$965,685	$1,070,045	$554,457	$598,100	$135.42	$738
2022	$869,717	$944,729	$457,390	$484,657	$118.83	$(6,126)
1
This column represents the amount of total compensation reported for Mr. Hull (our President and Chief Executive Officer) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table (“total compensation”). For further information concerning Mr. Hull’s total compensation, please refer to the Summary Compensation Table in this Proxy Statement.

2
This column represents the amount of “compensation actually paid” to Mr. Hull, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Hull during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Hull's total compensation for each fiscal year to determine the compensation actually paid:

Fiscal Year	Reported Summary Compensation Table Total for PEO(a)	Reported Summary Compensation Table Value of PEO Equity Awards(b)	Adjusted Value of Equity Awards(c)	Compensation Actually Paid to PEO
2023	$965,685	$225,000	$329,360	$1,070,045
2022	$869,717	$210,000	$285,012	$944,729
(a)
This column represents the amount of total compensation reported for Mr. Hull for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. For further information concerning Mr. Hull’s total compensation, please refer to the Summary Compensation Table in this Proxy Statement.

(b)
This column represents the grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the applicable fiscal year. For further information concerning Mr. Hull’s equity awards, please refer to the Summary Compensation Table in this Proxy Statement.

(c)
This column represents an adjustment to the amounts in the “Stock Awards” column in the Summary Compensation Table for the applicable fiscal year (a “Subject Year”). For a Subject Year, the adjusted amount in the “Adjusted Value of Equity Awards” column replaces the “Stock Awards” column in the Summary Compensation Table for Mr. Hull to arrive at compensation actually paid to Mr. Hull for that Subject Year. The adjusted amount is determined by adding (or subtracting, as applicable) the following for that Subject Year: (i) the fiscal year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The amounts added or subtracted to determine the adjusted amount are as follows:

Fiscal Year	Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year	Fiscal Year over Fiscal Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Fiscal Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	Adjusted Value of Equity Awards
2023	$261,154	$59,555	—	$8,651	—	—	$329,360
2022	$217,715	$59,891	—	$7,406	—	—	$285,012
The fair value or change in fair value, as applicable, of stock awards was determined by reference to (1) with respect to RSUs without a performance condition, the closing price of our common stock on the applicable measurement date and (2) with respect to performance-based RSUs, the probability achievement of the related performance condition(s) on the applicable measurement date. The valuation assumptions used to calculate fair values did not otherwise materially differ from those at the time of grant.
3
This column represents the average of the amounts reported for the Company’s named executive officers as determined in accordance with Item 402(m)(2) of Regulation S-K (NEOs) as a group (excluding Mr. Hull), as reported in the “Total” column of the Summary Compensation Table in each applicable fiscal year. For further information concerning our NEOs’ (excluding Mr. Hull) total compensation, please refer to the Summary Compensation Table in this Proxy Statement for the applicable fiscal year. The names of each of the NEOs (excluding Mr. Hull) included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2023, Messrs. Gardner and Batdorff and (ii) for 2022, Messrs. Gardner and Batdorff.

4
This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Hull), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Hull) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Hull) for each fiscal year to determine the compensation actually paid, using the same adjustment methodology described above in Note 2(c):

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs(a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Average Non- PEO NEO Adjusted Value of Equity Awards(c)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$554,457	$126,162	$169,805	$598,100
2022	$457,390	$98,535	$125,802	$484,657
(a)
This column represents the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Hull) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. For further information concerning our NEOs’ (excluding Mr. Hull) total compensation, please refer to the Summary Compensation Table in this Proxy Statement for the applicable fiscal year.

(b)
This column represents the average of the total amounts reported for the NEOs as a group (excluding Mr. Hull) in the “Stock Awards” column in the Summary Compensation Table in each applicable fiscal year. For further information concerning our NEOs’ (excluding Mr. Hull) equity awards, please refer to the Summary Compensation Table in this Proxy Statement for the applicable fiscal year.

(c)
This column represents an adjustment to the average of the amounts reported for the NEOs as a group (excluding Mr. Hull) in the “Stock Awards” column in the Summary Compensation Table in each applicable fiscal year determined using the same methodology described above in Note 2(c). For each fiscal year, the adjusted amount in the “Average Non-PEO NEO Adjusted Value of Equity

Awards” column replaces the “Stock Awards” column in the Summary Compensation Table for each NEO (excluding Mr. Hull) to arrive at compensation actually paid to each NEO (excluding Mr. Hall) for that fiscal year, which is then averaged to determine the average compensation actually paid to the NEOs (excluding Mr. Hull) for that fiscal year. The amounts added or subtracted to determine the adjusted average amount are as follows:
Fiscal Year	Average Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year	Average Fiscal Year over Fiscal Year Change in Fair Value of Outstanding and Unvested Equity Awards at FYE Granted in Prior Fiscal Years	Average Fair Value as of Vesting Date of Equity Awards Granted in the Fiscal Year and Vested in the Fiscal Year	Average Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Average Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	Average Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	Adjusted Average Value of Equity Awards
2023	$122,062	$22,943	$21,000	$3,801	—	—	$169,805
2022	$88,041	$21,512	$13,735	$2,515	—	—	$125,802
5
This column represents cumulative Company total shareholder return (TSR). Company TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (fiscal year 2022 and fiscal years 2022-2023), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

6	This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
Description of the Information Presented in the Pay versus Performance Table
As described in greater detail in the Compensation Discussion and Analysis section and the executive compensation tables contained in this Proxy Statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance (as described in greater detail in the Compensation Discussion and Analysis section and the executive compensation tables contained in this Proxy Statement), not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. Compensation actually paid is influenced by numerous factors, including but not limited to the timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, our mix of short-term and long-term metrics, and many other factors. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative Company TSR
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $1,070,045 and $944,729 for fiscal years 2023 and 2022, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Hull), as computed in accordance with Item 402(v) of Regulation S-K, was $598,100 and $484,657 for fiscal years 2023 and 2022, respectively. The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $135.42 and $118.83 for fiscal years 2022-2023 and fiscal year 2022, respectively. Please see Note 5 above for additional information related to the computation of Company TSR.
Compensation Actually Paid and Company Net Income
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $1,070,045 and $944,729 for fiscal years 2023 and 2022, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Hull), as computed in accordance with Item 402(v) of Regulation S-K, was $598,100 and $484,657 for fiscal years 2023 and 2022, respectively. The Company’s net income, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable fiscal year, was $738,000 and ($6,126,000) for fiscal years 2023 and 2022, respectively.

Outstanding Equity Awards at Fiscal Year-End (April 30, 2023)
	Option Awards (1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Thomas D. Hull III	6,000	—	16.64	11/2/2025	—	—	—	—
	6,000	—	23.62	8/31/2026	—	—	—	—
					2,979(4)	48,409	17,872(4)	290,420
					10,194(5)	165,647	—	—
					16,071(6)	261,154	—	—
Donald T. Gardner III					1,418(4)	23,048	8,511(4)	138,304
					4,854(5)	78,878	—	—
					9,107(6)	147,989	—	—
Douglas Batdorff					987(4)	16,042	5,924(4)	96,265
					3,378(5)	54,893	—	—
					5,916(6)	96,135	—	—
(1)	The options listed in this table are fully vested.
(2)	Represents unvested time-based RSUs. Time-based RSUs will vest in equal installments on each anniversary of the grant date over a three-year period.
(3)
Represents unvested performance-based RSUs. Performance-based RSUs will vest following a three-year performance period based on the achievement of performance targets over such period. The performance targets for these performance-based awards related to financial and non-financial improvements over the three year performance period. Attainment of the financial component of the plan is contingent upon achieving specific EBITDA targets. Amounts shown assume achievement of performance goals at maximum achievement..

(4)	RSUs granted on June 23, 2020
(5)	RSUs granted on June 23, 2021
(6)	RSUs granted on June 29, 2022

Payments upon Termination or Change in Control
The following table includes information regarding the estimated amount of payments and other benefits each named executive officer would receive if his employment with the Company was terminated on April 30, 2023.
Name and Benefits	Termination Without Cause and no Change in Control ($)(1)	Termination Without Cause or Good Reason after Change in Control ($)(2)
Thomas D. Hull III
Base salary	$386,250	$772,500
Annual bonus		463,500
Medical & disability insurance(3)	19,251
Total	$405,501	$1,236,000

Donald T. Gardner III
Base salary	$275,000	$550,000
Annual bonus		275,000
Medical & disability insurance(3)	19,407
Total	$294,407	$825,000
Douglas Batdorff
Base salary	$243,739	$243,739
Annual Bonus		85,309
Medical & disability insurance(3)	6,659
Total	$250,398	$329,048
(1)	Amounts listed in this column are consistent with the Company’s historical severance practices.
(2)
Amounts listed in this column represent amounts payable to each of Mr. Hull, Mr. Gardner and Mr. Batdorff pursuant to the terms of his respective change of control agreement with the Company in effect at April 30, 2023.

(3)	Represents the Company’s share of premiums for medical coverage during the relevant periods.

AGREEMENTS WITH CERTAIN EXECUTIVES
The Company entered into Change of Control Employment Agreements (i) with Mr. Hull as of November 2, 2015; (ii) with Donald T. Gardner, III, Vice President - Finance, Chief Financial Officer, Treasurer and Secretary in fiscal year 2019; and (iii) with Douglas Batdorff, Vice President of Manufacturing, in fiscal year 2022 (collectively, the “Agreements”). These Agreements provide for the payment of compensation and benefits in the event of termination of the executive officer’s employment within three years following a Change of Control of the Company, as defined in the Agreements. Each executive officer whose employment is so terminated will receive compensation if the termination of his or her employment was by the Company or its successor without Cause, or by the executive officer for Good Reason, each as described below and defined in the Agreements. Upon such a termination of employment within one year following a Change of Control (two years in the case of Mr. Hull and Mr. Gardner), the Company or its successor will be required to make, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, a lump-sum cash payment equal to the executive officer’s annual compensation (including Annual Salary and Annual Bonus, each as defined in the Agreements), with respect to Mr. Batdorff, and two times the executive officer’s annual compensation with respect to Messrs. Hull and Gardner. Upon a termination of employment occurring after the first anniversary (second anniversary in the case of Messrs. Hull and Gardner), but within three years, of the date of the Change of Control, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, Mr. Batdorff will be entitled to a lump-sum payment equal to one-half of their annual compensation and Messrs. Hull and Gardner will be entitled to a lump-sum payment equal to their annual compensation. See “Compensation Tables – Payments upon Termination or Change in Control” for other entitlements for the named executive officers under terms of the Agreements. For purposes of the Agreements, subject in each case to certain conditions and qualifications set forth in the Agreements, (A) “Cause” shall mean, (i) the willful and continued failure of the executive officer to perform substantially his or her duties with the Company or one of its affiliates, or (ii) the willful engaging by the executive officer in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, and (B) “Good Reason” shall mean, (i) the assignment to the executive officer of any duties inconsistent in any material respect with the executive officer’s position, authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, (ii) any failure by the Company to comply with any of the compensation provisions of the executive officer’s Agreement, (iii) the Company’s requiring the executive officer to relocate or the Company’s requiring the executive officer without the executive officer’s consent to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control Date, (iv) any purported termination by the Company of the executive officer’s employment otherwise than as expressly permitted by the executive officer’s Agreement, or (v) any failure by the Company to cause any successor to the Company to assume the executive officer’s Agreement.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
The following table contains information with respect to the “beneficial ownership” (as defined by the SEC) of shares of the Company’s common stock, as of June 14, 2023, by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated by footnote, the shares shown are held directly with sole voting and investment power.
Name	Shares beneficially owned (1)	Percent of class
Margaret B. Pyle(2)	47,230	1.7%
Keith M. Gehl	15,597	*
Thomas D. Hull III	61,745	2.2%
David S. Rhind(3)	132,992	4.7%
John D. Russell	25,000	*
Donald F. Shaw	25,000	*
Donald T. Gardner III	26,907	*
Douglas Batdorff	13,462	*
Directors and executive officers as a group (12 persons)	409,460	14.5%
*	Percentage of class is less than 1%.
(1)
Includes shares which may be acquired within 60 days from June 14, 2023 upon exercise of options by: Mr. Hull - 12,000; and all officers and directors as a group - 24,000. Also includes shares which may be acquired within 60 days from June 14, 2023 upon vesting of restricted stock units by: Mr. Hull - 30,186, Mr. Gardner - 14,860, Mr. Batdorff - 10,201, and all officers and directors as a group - 83,669.

(2)	Includes 42,230 shares owned by Ms. Pyle as trustee of a trust and 5,000 shares held by Ms. Pyle’s spouse, as to which shares she disclaims beneficial ownership.
(3)
Includes 106,480 shares which are held in trusts of which Mr. Rhind is a co-trustee and a beneficiary, and 10,512 shares held in trusts of which Mr. Rhind is a co-trustee but not a beneficiary. Mr. Rhind disclaims beneficial ownership of all of the shares held in trusts of which Mr. Rhind is a co-trustee but not a beneficiary. Mr. Rhind has sole voting power and shares investment power with respect to all shares held in the aforementioned trusts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table contains information with respect to the “beneficial ownership” (as defined by the SEC) of shares of the Company’s common stock, as of June 14, 2023, by each person who is known by management of the Company to have been the “beneficial owner” of more than five percent of such stock as of such date. Except as otherwise indicated by footnote, the shares shown are held with sole voting and investment power.
Name	Shares beneficially owned	Percent of class
Northern Trust Corporation	309,069(1)	10.9%
The Article 6 Marital Trust	221,361(2)	7.8%
Dimensional Fund Advisors LP	186,049(3)	6.6%
Peter H. Kamin	176,674(4)	6.2%
Minerva Advisors LLC	170,541(5)	5.0%
(1)
The shares owned by Northern Trust Corporation listed in the table are shown as being owned as of December 31, 2022 according to a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2023, which reported sole voting power over 0 shares, shared voting power over 307,579 shares, sole dispositive power over 7,353 shares and shared dispositive power over 301,011 shares. Northern Trust Corporation’s address is 50 South LaSalle Street, Chicago, IL 60603.

(2)
The shares owned by The Article 6 Marital Trust listed in the table are shown as being owned as of March 8, 2023 according to a Schedule 13D/A filed with the Securities and Exchange Commission on March 10, 2023. The Article 6 Marital Trust’s address is 4838 Jenkins Avenue, North Charleston, SC 29405.

(3)
The shares owned by Dimensional Fund Advisors LP listed in the table are shown as being owned as of December 31, 2022 according to a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2023. Dimensional Fund Advisors’ address is Building One, 6300 Bee Cave Road, Austin, TX 78746.

(4)
The shares owned by Peter H. Kamin listed in the table are shown being owned as of May 12, 2022 according to a Schedule 13D/A filed with the Securities and Exchange Commission on May 16, 2022. Peter H. Kamin's address is 2720 Donald Ross Road, Unit #311, Palm Beach Gardens, FL 33410.

(5)
The shares owned by Minerva Advisors LLC listed in the table are shown as being owned as of December 31, 2022 according to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2023, which reported sole voting and dispositive power over 126,925 shares and shared voting and dispositive power over 43,616 shares. Minerva Advisors’ address is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.

PROXIES AND VOTING AT THE MEETING
The expense of solicitation of proxies is to be paid by the Company. The Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company’s common stock. This Proxy Statement and the 2023 Annual Report to Stockholders are available at www.proxyvote.com.
At the close of business on June 26, 2023, the record date for determination of stockholders entitled to vote at the annual meeting, there were 2,879,785 shares of common stock of the Company outstanding and entitled to vote.
Each share of common stock is entitled to one vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, by written notice to the Secretary, by delivery of a later-dated proxy or by attending and voting at the meeting online.
The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The vote of a plurality of the shares represented at the meeting, in person or by proxy, is required to elect the nominees for director. Approval of Item 2 (ratification of appointment of independent registered public accounting firm), Item 3 (advisory vote on the compensation of our named executives) and Item 4 (approval of the Kewaunee Scientific Corporation 2023 Omnibus Incentive Plan) each requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. However, Item 3 is an advisory vote only. Abstentions, directions to withhold authority and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders other than elections of directors. Directions to withhold authority and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention with respect to a matter other than the election of directors may have the same legal effect as a vote against the matter. Directions to withhold authority and broker non-votes will have no effect on any of the matters to be voted on. An automated system administered by the Company’s transfer agent will be used to tabulate votes.
A stockholder entitled to vote for the election of directors can withhold authority to vote for any of the nominees.
STOCKHOLDER PROPOSALS
The deadline for receipt of stockholder proposals for inclusion in the Company’s 2024 proxy material is March 3, 2024. Any stockholder proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. The stockholder proposal must include the stockholder’s name and address as it appears on the Company’s records and the number of shares of the Company’s common stock beneficially owned by such stockholder. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for presenting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act. All other proposals to be presented at the meeting must be delivered to the Secretary of the Company, in writing, by May 17, 2024.
In addition to satisfying the requirements described above, stockholders who intend to solicit proxies in connection with the 2024 Annual Meeting in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the anniversary date of the 2023 Annual Meeting. However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date of the 2023 Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.
FINANCIAL STATEMENTS
The Company's Annual Report to Stockholders for the fiscal year ended April 30, 2023 is available at www.proxyvote.com. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

OTHER MATTERS
Management of the Company knows of no other matters which are likely to be brought before the annual meeting. If any such matters are brought before the meeting, the persons named in the proxy that accompanies this Proxy Statement will vote thereon according to their judgment.
By Order of the Board of Directors
DONALD T. GARDNER III
Secretary
July 6, 2023

APPENDIX A

KEWAUNEE SCIENTIFIC CORPORATION
2023 OMNIBUS INCENTIVE PLAN
Kewaunee Scientific Corporation sets forth herein the terms of its 2023 Omnibus Incentive Plan.
1.	PURPOSE
The Plan is intended to enhance the ability of the Company and its Affiliates to attract and retain highly qualified officers, Nonemployee Directors, employees, consultants and advisors, and to motivate such individuals to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), unrestricted stock, Other Share-based Awards and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of performance goals in accordance with the terms hereof. Upon the Plan becoming effective, no further awards shall be made under any of the Prior Plans.
2.	DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
“Acquiror” shall have the meaning set forth in Section 15.2.1.
“Affiliate” means any company or other trade or business that “controls,” is “controlled by” or is “under common control with” the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.
“Annual Incentive Award” means a cash-based Performance Award with a performance period that is the Company’s fiscal year or other 12-month (or shorter) performance period as specified under the terms of the Award as approved by the Board.
“Award” means a grant under the Plan of an Option, SAR, Restricted Stock, RSU, Other Share-based Award or cash award.
“Award Agreement” means a written agreement between the Company and a Participant, or notice from the Company or an Affiliate to a Participant that evidences and sets out the terms of an Award.
“Board” means the Board of Directors of the Company.
“Business Combination” shall have the meaning set forth in Section 15.2.2.
“Cause” shall be defined as that term or any term of similar import is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Cause” means, as determined by the Company in its sole discretion and unless otherwise provided in the applicable Award Agreement: (i) the commission of any act by a Participant constituting financial dishonesty against the Company or its Affiliates (which act would be chargeable as a crime under applicable law); (ii) a Participant’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment that would: (a) materially adversely affect the business or the reputation of the Company or any of its Affiliates with their respective current or prospective customers, suppliers, lenders or other third parties with whom such entity does or might do business or (b) expose the Company or any of its Affiliates to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by a Participant to follow the directives of the chief executive officer of the Company or any of its Affiliates or the Board; or (iv) any material misconduct, violation of the Company’s or Affiliates’ policies or willful and deliberate non-performance of duty by the Participant in connection with the business affairs of the Company or its Affiliates. A Separation from Service for Cause shall be deemed to include a determination by the Company in its sole discretion following a Participant’s Separation from Service that circumstances existing prior to such Separation from Service would have entitled the Company or an Affiliate to have terminated the Participant’s service for Cause. All rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Company, or during any negotiations between the Company and the Participant, regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of Cause.
“Change in Control” shall have the meaning set forth in Section 15.2.2.
“Code” means the Internal Revenue Code of 1986.
“Committee” means the Compensation Committee of the Board, or such other committee as determined by the Board. The Compensation Committee of the Board may designate a subcommittee of its members to serve as the Committee (to the extent the Board has not designated another person, committee or entity as the Committee). The Board will cause the Committee to satisfy the applicable requirements of any securities exchange on which the Common Stock may then be listed. For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Compensation Committee who are “nonemployee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act.
“Company” means Kewaunee Scientific Corporation, a Delaware corporation, or any successor to it.
“Common Stock” means the common stock of the Company.
“Consultant” means a consultant or advisor that provides bona fide services to the Company or any Affiliate and who qualifies as a consultant or advisor under Form S-8.
“Disability” shall be defined as that term or any term of similar import is defined in the Participant’s offer letter or other applicable employment agreement; or, if there is no such definition, “Disability” means, as determined by the Company in its sole discretion and unless otherwise provided in the applicable Award Agreement, the Participant is unable to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Participant’s employment, “Disability” means “permanent and total disability” as set forth in Code Section 22(e)(3).
“Effective Date” means the date the Plan is approved by the Stockholders.
“Exchange Act” means the Securities Exchange Act of 1934.
“Fair Market Value” of a Share as of a particular date shall mean, if the Common Stock is listed on a national securities exchange, except as set forth below, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day most immediately preceding the applicable date. If the Shares are not listed on a national securities exchange, or the value of such Shares is not otherwise determinable, Fair Market Value of a Share as of a particular date shall mean the value as determined by the Board.
“Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law or sister-in-law, including adoptive relationships, of the applicable individual, any person sharing the applicable individual’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than 50% of the beneficial interest, a foundation in which any one or more of these persons (or the applicable individual) control the management of assets, and any other entity in which one or more of these persons (or the applicable individual) own more than 50% of the voting interests.
“Grant Date” means the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 or (iii) such other date as may be specified by the Board in the Award Agreement.
“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.
“Incumbent Directors” shall have the meaning set forth in Section 15.2.2.
“New Shares” shall have the meaning set forth in Section 15.1.

“Nonemployee Director” means a member of the Board or the board of directors of an Affiliate, in each case who is not an officer or employee of the Company or any Affiliate.
“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
“Option” means an option to purchase one or more Shares pursuant to the Plan.
“Option Price” means the exercise price for each Share subject to an Option.
“Other Share-based Awards” means Awards consisting of Share units, or other Awards, valued in whole or in part by reference to, or otherwise based on, Shares.
“Participant” shall mean a person who, as a Service Provider, has been granted an Award under the Plan; provided that in the case of the death or Disability of a Participant, the term “Participant” refers to the Participant’s estate or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
“Plan” means this Kewaunee Scientific Corporation 2023 Omnibus Incentive Plan, as amended from time to time.
“Policy” shall have the meaning set forth in Section 3.2.2.
“Prior Plans” means, collectively, (i) the Kewaunee Scientific Corporation 2008 Key Employee Stock Option Plan and (ii) the Kewaunee Scientific Corporation 2017 Omnibus Incentive Plan.
“Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Stock.
“Restricted Stock” means restricted Shares, awarded to a Participant pursuant to Section 10.
“Restricted Stock Unit” or “RSU” means a bookkeeping entry representing the equivalent of Shares, awarded to a Participant pursuant to Section 10.
“SAR Exercise Price” means the per Share exercise price of a SAR granted to a Participant under Section 9.
“SEC” means the United States Securities and Exchange Commission.
“Section 409A” means Code Section 409A.
“Securities Act” means the Securities Act of 1933.
“Separation from Service” means the termination of the applicable Participant’s employment with, and performance of services for, the Company and each Affiliate. A Participant employed by, or performing services for, an Affiliate or a division of the Company or an Affiliate shall not be deemed to incur a Separation from Service if such Affiliate or division ceases to be an Affiliate or division of the Company, as the case may be, and the Participant immediately thereafter becomes an employee of (or service provider to), or member of the board of directors of, the Company or an Affiliate or a successor company or an affiliate or subsidiary thereof. Approved temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Affiliates shall not be considered Separations from Service. Notwithstanding the foregoing, with respect to any Award that constitutes nonqualified deferred compensation under Section 409A, “Separation from Service” shall mean a “separation from service” as defined under Section 409A.
“Service Period” shall have the meaning set forth in Section 10.1.
“Service Provider” means an employee, officer, Nonemployee Director or Consultant of the Company or an Affiliate.
“Share” means a share of Common Stock.
“Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Section 9.
“Stockholders” means the stockholders of the Company.
“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).
“Substitute Award” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

“Ten Percent Stockholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.
“Termination Date” means the date that is 10 years after the Effective Date, unless the Plan is earlier terminated by the Board under Section 5.2.
“Voting Securities” shall have the meaning set forth in Section 15.2.2.
3.	ADMINISTRATION OF THE PLAN
1.a.	General
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and applicable law. The Board shall have the power and authority to delegate its responsibilities hereunder to the Committee, which shall have full authority to act in accordance with its charter, and with respect to the power and authority of the Board to act hereunder, all references to the Board shall be deemed to include a reference to the Committee, unless such power or authority is specifically reserved by the Board. Except as specifically provided in Section 14 or as otherwise may be required by applicable law, regulatory requirement or the certificate of incorporation or the bylaws of the Company, the Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan. The Committee shall administer the Plan; provided, however, the Board shall retain the right to exercise the authority of the Committee to the extent consistent with applicable law and the applicable requirements of any securities exchange on which the Common Stock may then be listed. All actions, determinations and decisions by the Board or the Committee under the Plan or any Award Agreement, or with respect to any Award, shall be in the sole discretion of the Board and shall be final, binding and conclusive on all persons. Without limitation, the Board shall have full and final power and authority, subject to the other terms of the Plan, to:
(i)	designate Participants;
(ii)	determine the type or types of Awards to be made to Participants;
(iii)	determine the number of Shares to be subject to an Award;
(iv)
establish the terms of each Award (including the Option Price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer or forfeiture of an Award or the Shares subject thereto and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options);

(v)	prescribe the form of each Award Agreement; and
(vi)
amend, modify or supplement the terms of any outstanding Award including the authority, in order to effectuate the purposes of the Plan, to modify Awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.

1.b.	Separation from Service for Cause; Clawbacks
1.1.i.	Separation from Service for Cause
The Company may annul an Award if the Participant incurs a Separation from Service for Cause.
1.1.ii.	Clawbacks
All awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy (the “Policy”) or any applicable law related to such actions, as may be in effect from time to time. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Policy that may apply to the Participant, whether adopted prior to or following the Effective Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback or reduction of compensation, and the Participant’s agreement that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.
1.c.	Deferral Arrangement
The Board may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share units.
1.d.	No Liability
No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.
1.e.	Book Entry
Notwithstanding any other provision of the Plan to the contrary, the Company may elect to satisfy any requirement under the Plan for the delivery of stock certificates through the use of book entry.
1.f.	No Repricing
Notwithstanding any provision herein to the contrary, the repricing of Options or SARs is prohibited without prior approval of the Stockholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms or conditions of an Option or SAR to lower its Option Price or SAR Exercise Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option or SAR at a time when its Option Price or SAR Exercise Price is greater than the Fair Market Value of the underlying Shares in exchange for another Award, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change under Section 15. A cancellation and exchange under clause (iii) would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
4.	STOCK SUBJECT TO THE PLAN
1.a.	Authorized Number of Shares
Subject to adjustment under Section 15, the aggregate number of Shares authorized to be awarded under the Plan is 463,158 as of the Effective Date. In addition, Shares underlying any outstanding award granted under a Prior Plan that, following the Effective Date, expires, or is terminated, surrendered or forfeited (including withheld by the Company) for any reason without issuance of Shares shall be available for the grant of new Awards and correspondingly shall increase the aggregate number of Shares authorized to be awarded under the Plan. As provided in Section 1, no new awards shall be granted under either of the Prior Plans following the Effective Date. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares, treasury Shares or Shares purchased on the open market or otherwise.
1.b.	Share Counting
1.1.i. Any Award settled in cash shall not be counted as issued Shares for any purpose under the Plan.
1.1.ii. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Shares covered by such Award shall again be available for the grant of Awards.
1.1.iii. If Shares issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to the Company at no more than cost, such Shares shall again be available for the grant of Awards.
1.1.iv. If Shares issuable upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest), are surrendered or tendered to the

Company, or withheld by the Company, in payment of the Option Price or Purchase Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms of the Plan and any applicable Award Agreement, such surrendered or tendered (or withheld) Shares shall again be available for the grant of Awards.
1.1.v. Substitute Awards shall not be counted against the number of Shares available for the grant of Awards.
1.c.	Award Limits
1.1.i.	Incentive Stock Options
Subject to adjustment under Section 15, 463,158 Shares available for issuance under the Plan shall be available for issuance as Incentive Stock Options.
1.1.ii.	Director Awards
The maximum value of Awards granted during any calendar year to any Nonemployee Director, taken together with any cash fees paid to such Nonemployee Director during the calendar year and the value of awards granted to the Nonemployee Director under any other equity compensation plan of the Company or an Affiliate during the calendar year, in each case for such Nonemployee Director’s services as a Nonemployee Director, shall not exceed the following in total value (calculating the value of any Awards or other equity compensation plan awards based on the fair market value as of grant date in accordance with U.S. generally accepted accounting principles): (i) $250,000 for the nonemployee Chair of the Board and (ii) $200,000 for each Nonemployee Director other than the Chair of the Board; provided, however, that awards granted to Nonemployee Directors upon their initial election to the Board or the board of directors of an Affiliate shall not be counted towards the limit under this Section 4.3.2.
5.	EFFECTIVE DATE, DURATION AND AMENDMENTS
1.a.	Term
The Plan shall be effective as of the Effective Date. The Plan shall terminate automatically on the 10-year anniversary of the Effective Date and may be terminated on any earlier date as provided in Section 5.2.
1.b.	Amendment and Termination of the Plan
The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any Awards which have not been made. An amendment shall be contingent on approval of the Stockholders to the extent stated by the Board, required by applicable law or required by applicable securities exchange listing requirements. No Awards shall be made after the Termination Date. The applicable terms of the Plan, and any terms applicable to Awards granted prior to the Termination Date, shall survive the termination of the Plan and continue to apply to such Awards. No amendment, suspension or termination of the Plan shall, without the consent of the Participant, materially impair such Participant’s rights under any Award theretofore awarded.
6.	AWARD ELIGIBILITY AND LIMITATIONS
1.a.	Service Providers
Subject to this Section 6, Awards may be made to any Service Provider as the Board may determine and designate from time to time.
1.b.	Successive Awards
An eligible person may receive more than one Award, subject to such restrictions as are provided herein.
1.c.	Stand-Alone, Additional, Tandem, and Substitute Awards
Awards may be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate. Such additional, tandem or substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another award, the Board shall have the right to require the surrender of such other award in consideration for the grant of the new Award. Subject to the requirements of applicable law, the Board may make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of Shares subject to the Award is equivalent in value (as determined by the Committee in its sole discretion) to the cash compensation (for example, RSUs or Restricted Stock).
7.	AWARD AGREEMENT
The grant of any Award may be contingent upon the Participant executing an appropriate Award Agreement, in such form or forms as the Board shall from time to time determine. Acceptance of the Award constitutes acceptance of all terms of the Plan and the notice. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Nonqualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Nonqualified Stock Options.
8.	TERMS AND CONDITIONS OF OPTIONS
1.a.	Option Price
The Option Price of each Option shall be fixed by the Board and stated in the related Award Agreement. The Option Price of each Option (except those that constitute Substitute Awards) shall be at least the Fair Market Value on the Grant Date; provided, however, that in the event that a Participant is a Ten Percent Stockholder as of the Grant Date, the Option Price of an Option granted to such Participant that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.
1.b.	Vesting
Subject to Section 8.3, each Option shall become exercisable at such times and under such conditions (including performance requirements) as stated in the Award Agreement.
1.c.	Term
Each Option shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of the Option term stated in the Award Agreement not to exceed 10 years from the Grant Date, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the related Award Agreement; provided, however, that in the event that the Participant is a Ten Percent Stockholder, an Option granted to such Participant that is intended to be an Incentive Stock Option at the Grant Date shall not be exercisable after the expiration of five years from its Grant Date.
1.d.	Limitations on Exercise of Option
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, (i) prior to the date the Plan is approved by the Stockholders as provided herein or (ii) after the occurrence of an event which results in termination of the Option.
1.e.	Method of Exercise
An Option that is exercisable may be exercised by the Participant’s delivery of a notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. To be effective, notice of exercise must be made in accordance with procedures established by the Company from time to time.
1.f.	Rights of Holders of Options
Unless otherwise provided in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a Stockholder until the Shares covered thereby are fully paid and issued to him or her. Notwithstanding the foregoing, and except as set forth in Section 15, until the Shares covered by an Option are fully paid and issued to the holder thereof, no right to receive dividends or distributions will exist with respect to such Shares. Except as provided in Section 15 or, subject to the preceding sentence, the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
1.g.	Delivery of Stock Certificates
Subject to Section 3.5, promptly after the exercise of an Option by a Participant and the payment in full of the Option Price, such Participant shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the Shares subject to the Option.
1.h.	Limitations on Incentive Stock Options
An Option shall constitute an Incentive Stock Option only (i) if the Participant of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Stock Options held by such Participant become exercisable for the first time during any calendar year (under the Plan and all other plans of the Participant’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the Stockholders in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1); provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such stockholder approval is obtained.
9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS (SARs)
1.a.	Right to Payment
A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value on the date of exercise over (ii) the SAR Exercise Price, as determined by the Board. The Award Agreement for a SAR (except those that constitute Substitute Awards) shall specify the SAR Exercise Price, which shall be fixed on the Grant Date as not less than the Fair Market Value on that date. SARs may be granted alone or in conjunction with all or part of an Option or at any subsequent time during the term of such Option or in conjunction with all or part of any other Award. A SAR granted in tandem with an outstanding Option following the Grant Date of such Option shall have a grant price that is equal to the Option Price; provided, however, that the SAR’s grant price may not be less than the Fair Market Value on the Grant Date of the SAR to the extent required by Section 409A. Unless otherwise provided in the applicable Award Agreement, an individual holding or exercising a SAR shall have none of the rights of a Stockholder until the Shares covered thereby are fully paid and issued to him or her. Notwithstanding the foregoing, and except as set forth in Section 15, until the Shares covered by a SAR are fully paid and issued to the holder thereof, no right to receive dividends or distributions will exist with respect to such Shares. Except as provided in Section 15 or, subject to the preceding sentence, the related Award Agreement, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
1.b.	Other Terms
The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Separation from Service or upon other conditions, the method of exercise, whether or not a SAR shall be in tandem or in combination with any other Award and any other terms of any SAR.
1.c.	Term of SARs
The term of a SAR granted under the Plan shall be determined by the Board; provided, however, that such term shall not exceed 10 years.
1.d.	Payment of SAR Amount
Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company (in cash or Shares, as set forth in the Award Agreement) in an amount determined by multiplying:

(i)	the difference between the Fair Market Value on the date of exercise over the SAR Exercise Price; by
(ii)	the number of Shares with respect to which the SAR is exercised.
10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS (RSUs)
1.a.	Restrictions (applicable to Restricted Stock and RSUs)
At the time of grant, the Board may establish a period of time (a “Service Period”) and any additional restrictions including the satisfaction of company or individual performance objectives applicable to an Award of Restricted Stock or RSUs. Each Award of Restricted Stock or RSUs may be subject to a different Service Period and additional restrictions. Neither Restricted Stock nor RSUs may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Service Period or prior to the satisfaction of any other applicable restrictions.
1.b.	Delivery of Shares (applicable to Restricted Stock and RSUs)
Subject to Section 3.5, upon the expiration or termination of any Service Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Shares of Restricted Stock or RSUs settled in Shares shall lapse, and, unless otherwise provided in the applicable Award Agreement, a stock certificate for such Shares shall be delivered, free of all such restrictions, to the Participant or the Participant’s beneficiary or estate, as the case may be.
1.c.	Rights of Holders of Restricted Stock (applicable to Restricted Stock, not RSUs)
Unless otherwise provided in the applicable Award Agreement, holders of Restricted Stock shall have rights as Stockholders, including voting and dividend rights. Except as set forth in Section 15, if the Committee provides that dividends or distributions will be received by holders of Restricted Stock and any such dividends or distributions are paid in cash, such dividends or distributions will be subject to the same provisions regarding forfeitability as the Restricted Stock with respect to which they were paid and if such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.
1.d.	Purchase of Restricted Stock (applicable to Restricted Stock, not RSUs)
The Participant shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the related Award Agreement. If specified in the Award Agreement, the Purchase Price may be deemed paid by services already rendered. The Purchase Price shall be payable in a form described in Section 11 or, if so determined by the Board, in consideration for past and future services rendered or to be rendered.
1.e.	Restricted Stock Certificates (applicable to Restricted Stock, not RSUs)
Subject to Section 3.5, the Company shall issue, in the name of each Participant to whom Restricted Stock has been granted, stock certificates or other evidence of ownership representing the total number of Shares of Restricted Stock granted to the Participant, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold any stock certificates for the Participant’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse or (ii) such certificates shall be delivered to the Participant; provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and make appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
1.f.	Rights of Holders of RSUs (applicable to RSUs, not Restricted Stock)
1.1.i.	Settlement of RSUs
RSUs may be settled in cash or Shares, as set forth in the Award Agreement. The Award Agreement shall also set forth whether the RSUs shall be settled (i) within the time period specified in Section 409A for short term deferrals or another exemption from Section 409A or (ii) otherwise within the requirements of Section 409A, in which case the Award Agreement shall specify upon which events such RSUs shall be settled to the extent required under Section 409A.

1.1.ii.	Voting and Dividend Rights
Unless otherwise provided in the applicable Award Agreement, holders of RSUs shall not have rights as Stockholders, including voting or dividend or dividend equivalents rights. Except as set forth in Section 15, if the Committee provides that dividends or distributions will be received by holders of RSUs and any such dividends or distributions are paid in cash, such dividends or distributions will be subject to the same provisions regarding forfeitability as the RSUs with respect to which they were paid and if such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the RSUs with respect to which they were paid.
1.1.iii.	Creditor’s Rights
A holder of RSUs shall have no rights other than those of a general creditor of the Company. RSUs represent an unfunded and unsecured obligation of the Company, subject to the terms of the applicable Award Agreement.
11.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
1.a.	General Rule
Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company, except as provided in this Section 11.
1.b.	Surrender of Shares
To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of Shares, which Shares shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price for Restricted Stock has been paid thereby, at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant.
1.c.	Cashless Exercise
With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 17.3.
1.d.	Other Forms of Payment
To the extent the Award Agreement so provides, payment of the Option Price or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules, including the Company’s withholding of Shares otherwise due to the applicable Participant.
12.	TERMS AND CONDITIONS OF PERFORMANCE AWARDS
1.a.	Performance Conditions
The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may reduce the amounts payable under any Award subject to performance conditions. The Board may determine that such Awards shall be granted, exercised or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise or settlement of such Awards. The Committee may determine the extent to which measurement of performance goals may exclude the impact of charges for restructuring, discontinued operations, extraordinary items, debt redemption or retirement, asset write downs, litigation or claim judgments or settlements, acquisitions or divestitures, foreign exchange gains and losses and other extraordinary, unusual or non-recurring items, and the cumulative effects of tax or accounting changes (each as defined by generally accepted accounting principles and as identified in the Company’s financial statements or other SEC filings). Performance goals may differ for such Awards granted to any one Participant or to different Participants.
1.1.i.	Settlement of Performance Awards; Other Terms
Settlement of performance Awards may be in cash, Shares, other Awards or other property. The Board may reduce the amount of a settlement otherwise to be made in connection with such Awards.
13.	OTHER SHARE-BASED AWARDS
1.a.	Grant of Other Share-based Awards
Other Share-based Awards may be granted either alone or in addition to or in conjunction with other Awards. Other Share-based Awards may be granted in lieu of other cash or other compensation to which a Service Provider is entitled from the Company or may be used in the settlement of amounts payable in Shares under any other compensation plan or arrangement of the Company, including any other Company incentive compensation plan. The Board shall have the authority to determine the persons to whom and the time or times at which such Awards will be made, the number of Shares to be granted pursuant to such Awards, and all other terms of such Awards. Unless the Board determines otherwise, any such Award shall be confirmed by an Award Agreement, which shall contain such provisions as the Board determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award.
1.b.	Terms of Other Share-based Awards
Any Common Stock subject to Awards made under this Section 13 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.
14.	REQUIREMENTS OF LAW
1.a.	General
The Company shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation, including by the Participant, any other individual exercising an Option or the Company of any provision of any law or regulation of any governmental authority, including any federal or state securities laws or regulations. If at any time the Board determines that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of such Shares, no such Shares may be issued or sold, including to the Participant or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Company shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Participant or any other individual exercising an Option may acquire such Shares pursuant to an exemption from registration under the Securities Act. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the Shares covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption. The Committee may require the Participant to sign such additional documentation, make such representations and furnish such information as it may consider appropriate in connection with the grant of Awards or issuance or delivery of Shares in compliance with applicable laws, rules and regulations.
1.b.	Rule 16b-3
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards (including the grant, exercise, vesting, amendment and/or settlement thereof) will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or Award or action by the Board or Committee does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan or such Award. In the event that Rule 16b-3 is revised or replaced, the Board may modify the Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.
1.c.	Prohibition on Executive Officer Loans
Notwithstanding any other provision of this Plan to the contrary, no Participant who is a Nonemployee Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.
15.	EFFECT OF CHANGES IN CAPITALIZATION
1.a.	Adjustments for Changes in Capital Structure
Subject to any required action by the Stockholders, in the event of any change in the Common Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the Stockholders in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of the Shares, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Awards, and in the Option Price, SAR Exercise Price or Purchase Price per Share of any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” If a majority of the Shares which are of the same class as the Shares that are subject to outstanding Awards are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Awards to provide that such Awards are for New Shares. In the event of any such amendment, the number of Shares subject to, and the Option Price, SAR Exercise Price or Purchase Price per Share of, the outstanding Awards shall be adjusted in a fair and equitable manner. Any fractional share resulting from an adjustment pursuant to this Section 15.1 shall be rounded down to the nearest whole number and the Option Price, SAR Exercise Price or Purchase Price per share shall be rounded up to the nearest whole cent. In no event may the exercise price of any Award be decreased to an amount less than the par value, if any, of the stock subject to the Award. The Board may also make such adjustments in the terms of any Award to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate. Adjustments determined by the Board pursuant to this Section 15.1 shall be made in accordance with Section 409A to the extent applicable.
1.b.	Change in Control
1.1.i.	Consequences of a Change in Control
Subject to the requirements and limitations of Section 409A if applicable, the Board may provide for any one or more of the following in connection with a Change in Control, which such actions need not be the same for all Participants:
(a) Accelerated Vesting. The Board may provide in any Award Agreement, or in the event of a Change in Control may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such terms, including a Participant’s Separation from Service prior to, upon, or following such Change in Control, to such extent as determined by the Board. Notwithstanding the foregoing, the Board shall not provide for the acceleration of the vesting of an Award in connection with a dissolution or liquidation of the Company.
(b) Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor or purchasing corporation or other business entity or parent thereof, as the case may be

(the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 15.2.1, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a Stockholder on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per Share consideration received by Stockholders pursuant to the Change in Control. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value as of the time of the Change in Control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. Any Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised or settled as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.
(c) Cash-Out of Awards. The Board may, without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Board) subject to such canceled Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per Share, if any, under such Award. If any portion of such consideration may be received by Stockholders pursuant to the Change in Control on a contingent or delayed basis, the Board may determine such Fair Market Value as of the time of the Change in Control on the basis of the Board’s estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Board, the amount of such payment (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards. For avoidance of doubt, if the amount determined pursuant to this Section 15.2.1(c) for an Option or SAR is zero or less, the affected Option or SAR may be cancelled without any payment therefore.
1.1.ii.	Change in Control Defined
Unless otherwise provided in the applicable Award Agreement, a “Change in Control” means the consummation of any of the following events:
(a) the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 promulgated under the Securities Act) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or
(b) a reorganization, merger, consolidation or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or
(c) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the assets of the Company; or

(d) during any period of 24 consecutive months, the Incumbent Directors cease to constitute a majority of the Board; “Incumbent Directors” means individuals who were members of the Board at the beginning of such period or individuals whose election or nomination for election to the Board by the Stockholders was approved by a vote of at least a majority of the then Incumbent Directors (but excluding any individual whose initial election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors).
Notwithstanding the foregoing, if it is determined that an Award is subject to the requirements of Section 409A and payable upon a Change in Control, the Company will not be deemed to have undergone a Change in Control for purposes of the Plan unless the Company is deemed to have undergone a “change in control event” pursuant to the definition of such term in Section 409A.
1.c.	Adjustments
Adjustments under this Section 15 related to Shares or other securities of the Company shall be made by the Board. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share.
16.	NO LIMITATIONS ON COMPANY
The making of Awards shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
17.	TERMS APPLICABLE GENERALLY TO AWARDS
1.a.	Disclaimer of Rights
No provision in the Plan or in any Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise provided in the applicable Award Agreement, no Award shall be affected by any change of duties or position of the Participant, so long as such Participant continues to be a Service Provider. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Participant or beneficiary under the terms of the Plan.
1.b.	Nonexclusivity of the Plan
Neither the adoption of the Plan nor the submission of the Plan to the Stockholders for approval shall be construed as creating any limitations upon the right or authority of the Board or its delegate to adopt such other compensation arrangements as the Board or its delegate determines desirable.
1.c.	Withholding Taxes
The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld in connection with an Award, including (i) with respect to the vesting of or other lapse of restrictions applicable to an Award, (ii) upon the issuance of any Shares upon the exercise of an Option or SAR or (iii) otherwise due in connection with an Award. At the time such withholding is triggered, the Participant shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Board, the Participant may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold up to the maximum number of Shares otherwise issuable to the Participant as may be necessary to satisfy such withholding obligation and permitted under relevant accounting rules without adverse consequences to the Company and its Affiliates or

(ii) by delivering to the Company or the Affiliate Shares already owned by the Participant. The Shares so delivered or withheld shall have an aggregate fair market value equal to such withholding obligations. A Participant who has made an election pursuant to this Section 17.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
1.d.	Other Provisions; Legends
Each Award Agreement may contain such other terms not inconsistent with the Plan as may be determined by the Board. Any stock certificates for any Shares issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company in its sole discretion may deem advisable under the rules, regulations and other requirements of the SEC, any securities exchange on which the Common Stock may then be listed and any applicable federal or state securities law, and the Company in its sole discretion may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions.
1.e.	Severability
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
1.f.	Governing Law
The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of resolving any dispute that arises directly or indirectly in connection with the Plan, each Participant, by virtue of receiving an Award, shall be deemed to have submitted to and consented to the exclusive jurisdiction of the State of North Carolina and to have agreed that any related litigation shall be conducted solely in the courts of Iredell County, North Carolina or the federal courts for the United States for the Western District of North Carolina, where the Plan is made and to be performed, and no other courts.
1.g.	Section 409A
Awards under the Plan are intended to be exempt from the application of, or otherwise comply with the terms and conditions of, Section 409A, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered in connection with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s Separation from Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s Separation from Service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under Section 409A and neither the Company nor the Board shall have any liability to any Participant for such tax or penalty.
1.h.	Separation from Service
The Board shall determine the effect of a Separation from Service upon Awards, and such effect shall be set forth in the applicable Award Agreement. Without limiting the foregoing, the Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Participant, the actions that will be taken upon the occurrence of a Separation from Service, including accelerated vesting or termination, depending upon the circumstances surrounding the Separation from Service.
1.i.	Transferability of Awards
1.1.i.	Transfers in General
Except as provided in Section 17.9.2, no Award shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution, and, during the lifetime of the Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan.

1.1.ii.	Family Transfers
If authorized in the applicable Award Agreement, a Participant may transfer, not for value, all or part of an Award (other than Incentive Stock Options) to any Family Member. For the purpose of this Section 17.9.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights or (iii) a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. Following a transfer under this Section 17.9.2, any such Award shall continue to be subject to the same terms as were applicable immediately prior to transfer. Subsequent transfers of transferred Awards are prohibited except to Family Members of the original Participant in accordance with this Section 17.9.2 or by will or the laws of descent and distribution.
1.j.	Dividends and Dividend Equivalent Rights
If specified in the Award Agreement, the recipient of Restricted Shares or RSUs may be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Common Stock or other securities covered by an Award. The terms of a dividend equivalent right may be set forth in the Award Agreement. Dividend equivalents credited to a Participant may be paid currently or may be deemed to be reinvested in additional Shares or other securities of the Company at a price per unit equal to the Fair Market Value on the date that such dividend was paid to Stockholders. Notwithstanding the foregoing, in no event will dividends or dividend equivalents on any Restricted Shares or RSUs that are unvested be payable before such Award has become earned and payable.
1.k.	Data Protection
A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the collection and processing of personal data relating to the Participant so that the Company and the Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data shall include data about participation in the Plan and Shares offered or received, purchased or sold under the Plan and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.
1.l.	Plan Construction
In the Plan, unless otherwise stated, the following uses apply: (i) references to a statute or law refer to the statute or law and any amendments and any successor statutes or laws, and to all valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder, as amended, or their successors, as in effect at the relevant time; (ii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to and including”; (iii) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company; (iv) the words “include,” “includes” and “including” (and the like) mean “include, without limitation,” “includes, without limitation” and “including, without limitation” (and the like), respectively; (v) all references to articles and sections are to articles and sections in the Plan; (vi) all words used shall be construed to be of such gender or number as the circumstances and context require; (vii) the captions and headings of articles and sections have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions; (viii) any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and (ix) all accounting terms not specifically defined shall be construed in accordance with GAAP.
Adopted by the Board: June 28, 2023

Approved by the Stockholders: August 23, 2023

Scheduled Termination Date: August 23, 2033

KEWAUNEE SCIENTIFIC CORPORATION
ATTN: THOMAS D. HULL III
P.O. BOX 1842
STATESVILLE, NC 28687-1842

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/KEQU2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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V19864-P94296 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEWAUNEE SCIENTIFIC CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

		For	Withhold
1.	**Election of Directors - Class I**		
1a.	Thomas D. Hull III	☐	☐
1b.	David S. Rhind	☐	☐
1c.	John D. Russell	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The 2023 Annual Meeting of Stockholders of Kewaunee Scientific Corporation will be held on Wednesday, August 23, 2023 at 11:00 AM Eastern Time, virtually via the internet at www.virtualshareholdermeeting.com/KEQU2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V19865-P94296

KEWAUNEE SCIENTIFIC CORPORATION

Notice of 2023 Annual Meeting of Stockholders
Proxy solicited by Board of Directors for Annual Meeting — AUGUST 23, 2023

Keith M. Gehl, Margaret B. Pyle, and Donald F. Shaw, or any of them, each with the power of substitution and re-substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if attending the Annual Meeting of Stockholders of Kewaunee Scientific Corporation to be held on August 23, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If no such directions are indicated, this proxy will be voted FOR the election of the nominees to the Board of Directors and FOR items 2, 3 and 4.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.